UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Virtu Financial, Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Stockholders
Notice is hereby given that the 2023 annual meeting of stockholders (the “Annual Meeting”) of Virtu Financial, Inc., a Delaware corporation (the “Company”, “Virtu” or “we”), will be held on Tuesday, June 13, 2023, at 9:00 a.m. (Eastern Time). The Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/VIRT2023. You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.
We are holding the meeting for the following purposes:
1.
To elect three directors to our board of directors, each to serve as a Class II director for a term of three years expiring at the annual meeting of stockholders to be held in 2026 and until such director’s successor has been duly elected and qualified;

2.
To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

3.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

4.
To approve an amendment to the Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and

5.
To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on April 18, 2023 (the “Record Date”) will be entitled to attend or vote at the Annual Meeting or any adjournment or postponement thereof.
To make it easy to vote, Internet and telephone voting are available. The instructions for voting are on the proxy card.
If you hold your shares through a bank, broker or other holder of record, please follow the voting instructions you received from the holder of record.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote your shares as soon as possible. Please mark, sign, date and return the accompanying proxy card or voting instruction form in the postage paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.
By Order of the Board of Directors
/s/ Michael T. Viola

Michael T. Viola
Chairman
New York, New York
April 27, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 13, 2023: Virtu’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available at https://materials.proxyvote.com/.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS: This Proxy Statement may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu’s business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, please see Virtu’s Securities and Exchange Commission (“SEC”) filings, including but not limited to the information contained under the heading “Risk Factors” in Virtu’s Annual Report on Form 10-K, Virtu’s Quarterly Reports on Form 10-Q and Virtu’s Current Reports on Form 8-K filed with the SEC.

i	2023 Proxy Statement

Proxy Statement Summary
Virtu Financial, Inc.
1633 Broadway
New York, New York 10019
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2022 fiscal year performance, please review the Company’s 2022 Annual Report on Form 10-K (the “2022 Annual Report”). This proxy statement also includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.
DATE:	Tuesday, June 13, 2023	LOCATION OF ANNUAL MEETING:	Virtual Annual Meeting accessible at www.virtualshareholdermeeting.com/VIRT2023
TIME:	9:00 AM (Eastern Time)
Voting Matters
Items of Business		Board Recommendation
1
To elect three directors to our board of directors, each to serve as a Class II director for a term of three years expiring at the annual meeting of stockholders to be held in 2026 and until such director’s successor has been duly elected and qualified.
FOR each Nominee
2	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement.	FOR
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR
4	To approve an amendment to the Virtu Financial, Inc. Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.	FOR
How to Vote
You may vote using any of the following methods:

INTERNET	TELEPHONE	MAIL	VIRTUAL ANNUAL MEETING
Visit www.proxyvote.com to vote via the Internet.	Call toll-free 1-800-690-6903 in the United States or from foreign countries from any touch-tone telephone and follow the instructions.	Follow the instructions in your proxy materials.	All stockholders as of the close of business on the Record Date can vote electronically at the virtual Annual Meeting.
2023 Proxy Statement	1

Proxy Statement Summary
Directors and Executive Officers

The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement.
Name and Primary Occupation	Director or Officer Since	Age	Independent	Committee Membership
				Audit	Risk	Compensation	N&CG
Vincent Viola Founder and Chairman Emeritus	2015	67
Douglas A. Cifu Chief Executive Officer and Director	2013	57
Michael T. Viola Chairman of the Board of Directors	2016	36
William F. Cruger, Jr. Director	2015	64
Virginia Gambale Director	2020	63
Joseph J. Grano, Jr. Director	2017	75
Joanne M. Minieri Director	2021	62
John D. Nixon Director	2015	67
Christopher C. Quick Director	2016	65
David J. Urban Director	2018	59
Stephen Cavoli Executive Vice President, Markets	2017	54
Brett Fairclough Co-President and Co-Chief Operating Officer	2019	40
Sean P. Galvin Executive Vice President and Chief Financial Officer	2020	58
Joseph Molluso Co-President and Co-Chief Operating Officer	2020	54
Member      Audit Committee Financial Expert
2	2023 Proxy Statement

Proxy Statement Summary
Board Composition

Board Skills and Experience

2023 Proxy Statement	3

Proxy Statement Summary
Governance Highlights

WHAT WE DO	WHAT WE DON’T DO

Pay for performance: A portion of the compensation program for named executive officers is designed to encourage the executives to remain focused on both our short-term and long-term operational success and to reward outstanding individual performance.
No IRC Section 280G or 409A tax gross-ups: We do not provide tax gross-ups under our change in control provisions or deferred compensation programs.

Align Incentives with Stockholders: Our executive compensation program is designed to focus our named executive officers on our key strategic, financial and operational goals that will translate into long-term value creation for our stockholders.

Limited perquisites: We provide limited, reasonable perquisites that we believe are consistent with our overall compensation philosophy.

Independent Governance: Our board of directors is currently majority independent and although we are not required to have fully independent Compensation and Nominating and Corporate Governance Committees, our Compensation Committee is fully independent.

4	2023 Proxy Statement

Board Diversity
Board Diversity Matrix (as of April 14, 2023)
Total Number of Directors	11
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8		0	0
Part II: Demographic Background
African American or Black	0	0		0	0
Alaskan Native or Native American	0	0		0	0
Asian	0	0		0	0
Hispanic or Latinx	0	0		0	0
Native Hawaiian or Pacific Islander	0	0		0	0
White	2	8		0	0
Two or More Races or Ethnicities	0	0		0	0
LGBTQ+			1
Military Veteran			3
Did Not Disclose Demographic Background			0
2023 Proxy Statement	5

Proposal 1: Election of Directors
At the Annual Meeting, stockholders will vote to elect the three nominees named in this proxy statement as Class II directors. Each of the Class II directors elected at the Annual Meeting will hold office until the 2026 annual meeting of stockholders and until his or her successor has been duly elected and qualified. Our board of directors has nominated Douglas A. Cifu, Joseph J. Grano, Jr., and Joanne M. Minieri to serve as Class II directors for terms expiring at the 2026 annual meeting of stockholders and until each of their successors has been duly elected and qualified. The persons named as proxies will vote to elect Messrs. Cifu, Grano, and Ms. Minieri unless a stockholder indicates that his or her shares should be withheld with respect to one or more of such nominees.
In the event that any nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All the nominees are currently serving as directors, and we do not expect that the nominees will be unavailable or will decline to serve.
Vote Required

For the election of directors, each director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of “FOR” votes will be elected as directors. Abstentions and broker non-votes have no effect on this proposal.
Our board of directors recommends that you vote FOR each of the nominees for our board of directors in this proposal 1.
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Proposal 1: Election of Directors
Directors

Set forth below is a brief biography of each of our directors.
Class I Directors
The term of the following three Class I directors will expire at the 2025 Annual Meeting.
William F. Cruger, Jr.	Independent Director Age: 64	Board Committees • Audit • Risk	Director Since 2015

BACKGROUND
Mr. Cruger became a member of our board of directors in April 2015 and was previously a member of the board of directors of Virtu Financial LLC (“Virtu Financial”), which is a subsidiary of the Company and was the entity through which we conducted our business prior to our initial public offering. From 1982 to 2013, he held a number of senior positions at J.P. Morgan and Co., a global investment bank. Mr. Cruger was Managing Director in the Financial Institutions group from 1996 to 2011, and then served as Vice Chairman of Investment Banking at J.P. Morgan and Co., where he was responsible for key client relationships on a global basis. During this time, he also oversaw the rationalization of the firm’s private equity investments in trading platforms and related ventures at Lab Morgan from 2000 to 2001. Prior to this, Mr. Cruger ran the firm’s investment banking practices in Japan from 1991 to 1996, Latin America from 1989 to 1991, and Emerging Asia from 1984 to 1988. Mr. Cruger currently serves on the board of MarketAxess Holdings Inc. (Nasdaq:MKTX) and M&T Bank Corporation (NYSE:MTB) (“M&T Bank”), and has previously served on the boards of Archipelago Holdings, Inc., CreditTrade, Inc., Capital IQ, Inc, and People’s United Financial, Inc. (Nasdaq:PBCT) (prior to its acquisition by M&T Bank). He has an M.B.A. from Columbia University and a B.A. from Clark University.
QUALIFICATIONS
Mr. Cruger’s diverse experience in investment banking at a global financial services firm and his extensive experience in financial markets and financial leadership adds significant value to our board of directors.

Christopher C. Quick	Independent Director Age: 65	Board Committees • Compensation • N&CG	Director Since 2016

BACKGROUND
Mr. Quick became a member of our board of directors in April 2016. Mr. Quick has more than 30 years of experience in the securities and financial services industries. He is the former CEO of Banc of America Specialist, Inc., a wholly owned subsidiary of Bank of America Corporation and member firm of the New York Stock Exchange (“NYSE”). He served in this capacity until 2006. He is also a past Vice Chairman of Global Wealth and Investment Management with Bank of America. From 1982 to 2004, he served as Chairman and Chief Executive Officer of Q&R Specialist, JJC Specialist and Fleet Specialists where he remained following the firm’s acquisition by Bank of America Corporation. He is a member of the board of directors of Mutual of America and a Trustee of Fairfield University. He is also a former member of the NYSE Board of Directors, the board of directors of KCG Holdings, Inc. (“KCG”), the board of directors of The Alfred E. Smith Memorial Foundation Inc., and the Board of Trustees for the Boys Club of New York. Mr. Quick received a B.S. in Finance from Fairfield University in 1979.
QUALIFICATIONS
Mr. Quick’s qualifications to serve on our board of directors include his significant experience in the financial services and securities industries, including in the specialist business, and in senior leadership roles and his substantial experience with post-merger and acquisition integration matters.

2023 Proxy Statement	7

Proposal 1: Election of Directors
Vincent Viola	Director Age: 67	Board Committees None	Director Since 2017

BACKGROUND
Mr. Viola is our founder and has served as a member and Chairman Emeritus of our board of directors since July 2017. From November 2013 until July 2017, Mr. Viola served as our Executive Chairman and Chairman of our board of directors. He previously served as Chief Executive Officer and Chairman of the board of directors of Virtu and its predecessors since April 2008. Mr. Viola is one of the nation’s foremost leaders in electronic trading. He was the founder of Virtu Financial Operating LLC (“Virtu East”) in 2008, a founder of Madison Tyler Holdings, LLC (“Madison Tyler Holdings”) in 2002 and is the former Chairman of the New York Mercantile Exchange (“NYMEX”). Mr. Viola started his career in the financial services industry on the floor of the NYMEX and became Vice Chairman from 1993 to 1996 and Chairman from 2001 to 2004. Mr. Viola has launched a number of successful businesses during his career, including Virtu and Independent Bank Group Inc., a regional banking group in Texas that is now listed on Nasdaq (IBTX). Shortly after September 11, 2001, Mr. Viola was instrumental in founding the Combating Terrorism Center at West Point. Mr. Viola is currently the principal owner and serves as the Chairman and Governor for the Florida Panthers Hockey Club and its parent company, Sunrise Sports & Entertainment LLC. Mr. Viola graduated from the U.S. Military Academy at West Point in 1977. He later graduated from the U.S. Army Airborne, Infantry and Ranger Schools and served in the 101st Airborne Division. In 1983, he graduated from New York Law School.
QUALIFICATIONS
Mr. Viola’s extensive business experience in the financial services industry provides our board of directors with valuable knowledge and experience in the electronic trading and market making business. In addition, as our founder, Mr. Viola has successfully led Virtu since its inception and provides our board of directors with valuable insight regarding strategic decisions and the future direction of our Company.

Class II Directors
The term of the following three Class II directors will expire at the Annual Meeting. Messrs. Cifu, Grano, and Ms. Minieri are the only nominees for election at the Annual Meeting, for a term that will expire at the 2026 annual meeting of stockholders and until each of their successors has been duly elected and qualified.
Douglas A. Cifu	Chief Executive Officer and Director Age: 57	Board Committees None	Director Since 2013

BACKGROUND
Mr. Cifu has been our Chief Executive Officer and a member of our board of directors since November 2013. He previously served as Virtu’s President and Chief Operating Officer and has served on its board of directors or the boards of its predecessors since co-founding the firm in April 2008. Prior to co-founding Virtu, Mr. Cifu was a partner at the international law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, where he practiced corporate law from 1990 to 2008 and served as a member of the Management Committee and Deputy Chairman of the firm’s corporate department. Mr. Cifu also previously served on the board of directors of Independent Bank Group, Inc. (Nasdaq:IBTX), a regional bank holding company. Mr. Cifu currently serves as a member of the board of directors of the U.S. Chamber of Commerce, as well as the Board of Visitors of Columbia College at Columbia University. Mr. Cifu also serves as Vice Chairman, Partner and Alternate Governor for the Florida Panthers Hockey Club and its parent company, Sunrise Sports & Entertainment LLC. Mr. Cifu completed his J.D. at Columbia Law School in 1990 and received his B.A. from Columbia University in 1987, from which he graduated magna cum laude.
QUALIFICATIONS
Mr. Cifu’s extensive experience in global financial markets and market structure, his leadership acumen and his background as a corporate attorney add significant value to our Company and our board of directors. As a

8	2023 Proxy Statement

Proposal 1: Election of Directors
co-founder, Mr. Cifu has successfully led Virtu since its inception and provides our board of directors with valuable insight regarding strategic decisions and the future direction of our Company.
Joseph J. Grano, Jr.	Independent Director Age: 75	Board Committees • Audit • Compensation	Director Since 2017

BACKGROUND
Mr. Grano, Jr. became a member of our board of directors in October 2017. Mr. Grano has more than 30 years of experience in the securities and financial services industries. Since 2005, Mr. Grano has served as the Principal Partner of the JJG Family Office, which primarily engages in advisory services. From 2001 to 2004, he was Chairman and CEO of UBS Financial Services Inc. (formerly UBS PaineWebber), where he was instrumental in helping to bring about the merger of PaineWebber with UBS in 2000. Prior to joining PaineWebber, he held various senior management positions with Merrill Lynch & Co., including Director of National Sales. Mr. Grano previously served as Chairman of the Board of Governors of the National Association of Securities Dealers (NASD) (predecessor to the Financial Industry Regulatory Authority (FINRA)) and was formerly a member of the NASD’s Executive Committee.
In addition to his industry experience, Mr. Grano serves as a member of the City University of New York’s Business Leadership Council and President of the Advisory Board of Law Enforcement Against Drugs, and from 2002 until 2005 served as the Chairman of the Homeland Security Advisory Council. He has also previously served as the Vice Chairman of the Queens College Foundation Board of Trustees and has previously sat on the board of directors of the YMCA of Greater New York and on the board of Lenox Hill Hospital, among his other civic and philanthropic endeavors.

Mr. Grano holds honorary Doctor of Laws degrees from Pepperdine University and Babson College as well as an honorary Doctor of Humane Letters degree from Queens College. In addition to being one of the financial services industry’s leading executives, Mr. Grano is involved in a wide range of educational and philanthropic endeavors.
Mr. Grano also served in the U.S. Special Forces (Green Berets). He also won a Tony Award as a producer of the record-setting musical Jersey Boys. Mr. Grano is the author of the book “You Can’t Predict A Hero” which was on Businessweek’s best seller list in 2009.
QUALIFICATIONS
Mr. Grano’s previous senior leadership roles in the financial securities industry and public company experience provide a valuable insight regarding strategic decisions and add value to our board of directors.

Joanne M. Minieri	Independent Director Age: 62	Board Committees • Audit • N&CG	Director Since 2021

BACKGROUND
Ms. Minieri became a member of our board of directors in April 2021. She has more than 35 years’ experience in senior leadership positions in real estate and financial services, including serving as Deputy County Executive and Commissioner for Suffolk County Economic Development and Planning, President and Chief Operating Officer of Forest City Ratner Companies, as well as leadership roles in professional accounting, tax and consulting services. Since October 2016, she has served in various roles at RXR Realty (“RXR”), a private real estate group specializing in investment management, development, design, construction, leasing, financing and property management. She currently serves as Senior Executive Vice President and Senior Managing Director of Transit-Oriented Development for the New York Metro Region. Ms. Minieri has served on the board of local government development organizations and currently serves on numerous public and private boards including Trinity Place Holdings, Inc. She is a Certified Public Accountant and holds a BSBA from Hofstra University.

2023 Proxy Statement	9

Proposal 1: Election of Directors
QUALIFICATIONS Ms. Minieri’s previous experience in senior leadership positions in financial services and public company experience adds significant value to our board of directors.
Class III Directors
The term of the following four Class III directors will expire at the 2024 Annual Meeting.
Virginia Gambale	Independent Director Age: 63	Board Committees • Risk	Director Since 2020

BACKGROUND
Ms. Gambale became a member of our board of directors in January 2020. Ms. Gambale is Managing Partner of Azimuth Partners LLC, a technology advisory firm facilitating the growth and adoption of emerging technologies for financial services, consumer and technology companies. Prior to starting Azimuth Partners in 2003, Ms. Gambale was an Investment Partner at Deutsche Bank Capital and ABS Ventures from 1999 to 2003. Prior to that, Ms. Gambale held the position of Chief Information Officer at Bankers Trust Alex Brown and Merrill Lynch. Ms. Gambale currently serves on the board of FD Technologies plc (LSE:FDP.L), Nutanix, Inc. (Nasdaq:NTNX), Jamf Holding Corp. (Nasdaq:JAMF) and serves on the NACD Risk Oversight Advisory Council and the Juilliard School Board of Trustees. She has also served on numerous international public and private boards including JetBlue Airways Corp., Piper Jaffray Companies, Regis Corp., Synchronoss Technologies, Motive, Inc., Workbrain and IQ Financial, among others. Ms. Gambale holds a B.S. from New York Institute of Technology-Old Westbury.
QUALIFICATIONS
Ms. Gambale’s previous experience in senior leadership positions in finance and technology and previous services on the boards of other public companies adds significant value to our board of directors.

John D. Nixon	Independent Director Age: 67	Board Committees • Audit • N&CG	Director Since 2015

BACKGROUND
Mr. Nixon became a member of our board of directors in May 2015. Mr. Nixon has more than 30 years of international experience in the interdealer broker industry with ICAP plc (“ICAP”) and, previously, with Tullett Prebon. He served as a non-executive director of ICAP from 1998 to 2002 and served as executive director from May 2008 until his retirement in March 2015. Mr. Nixon was a member of ICAP’s Global Executive Management Group from 2003 to 2015 with responsibility during that period for business divisions and strategic acquisitions. He represented the ICAP Americas businesses to the ICAP board, was chairman of the i-Swap business and had been responsible for the implementation of the ICAP Swap Execution Facility. In addition to serving on our board, Mr. Nixon serves as our representative on the board of Eris Innovations Holdings LLC, as a senior financial services advisor to Temasek USA and as a member of the board of directors of Eastdil Secured on behalf of Temasek. Mr. Nixon holds a degree in Commerce from Queen’s University, Ontario.
QUALIFICATIONS
Mr. Nixon’s extensive business experience in the interdealer broker industry as well as his operational and strategic expertise in the financial services industry adds significant value to our board of directors.

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Proposal 1: Election of Directors
David J. Urban	Independent Director Age: 59	Board Committees • Compensation • Risk	Director Since 2018

BACKGROUND
Mr. Urban has more than 20 years’ experience in senior leadership positions in business and governmental roles, currently serving as Managing Director to BGR Group, a bi-partisan lobbying, strategic communications and business solutions firm, and Senior Advisor to Gothams, a firm designed to augment emergency management response capabilities, since April 2022 and January 2022, respectively. Previously, from July 2020 to January 2022, he served as Executive Vice President, North American Corporate Affairs at ByteDance, the parent company of TikTok, a leading social network, and from January 2002 to July 2020, as President of the American Continental Group, a leading bi-partisan government affairs and strategic consulting firm which provided consulting services to diverse organizations including those across the financial services and technology sectors. Mr. Urban previously served as the Chief of Staff for a U.S. Senator, a lawyer in private practice and as an officer in the U.S. Army’s 101st Airborne Division where he was awarded the Bronze Star. Mr. Urban is a member of the National Association of Corporate Directors and serves as a board member at Stratolaunch and SubCom. Mr. Urban holds a B.S. from the United States Military Academy at West Point, a J.D. from the Beasley School of Law, Temple University, an M.P.A. from the Fels Institute of Government, University of Pennsylvania, a Certificate in Leading Sustainable Corporations from the Saide Business School, University of Oxford, and a Certificate in Geopolitical Analysis from Stratfor/Florida Atlantic University.
QUALIFICATIONS
Mr. Urban’s governmental relations experience and his previous industry leadership service adds significant value to our board of directors.

Michael T. Viola	Director Age: 36	Board Committees • N&CG • Risk	Director Since 2016

BACKGROUND
Mr. Viola became a member of our board of directors in April 2016 and was appointed Chairman in April 2023. Mr. Viola previously served the Company in a variety of roles since 2011, most recently as a senior trader focused on foreign exchange products and global commodities. Since 2016, Mr. Viola has served as the President of the Viola family’s private investment office, located in New York City. In addition, Mr. Viola is a member of the board of directors of Independent Bank Group, Inc. (Nasdaq:IBTX), which he joined in February 2013, as well as several other private companies and non-profit organizations. Mr. Viola holds a B.S. in Finance from Pepperdine University.
QUALIFICATIONS
Mr. Viola’s significant experience in electronic market making and his experience as the director of another public company adds significant value to our board of directors.

2023 Proxy Statement	11

Proposal 1: Election of Directors
Executive Officers

Set forth below is a brief biography of each of our executive officers.
Stephen Cavoli	Executive Vice President, Markets Age: 54	Officer Since 2017

BACKGROUND
Mr. Cavoli has been our Executive Vice President, Markets since December 2017, and previously served as our Senior Vice President, Strategy and Market Development since September 2015. Prior to joining Virtu, Mr. Cavoli was a Managing Director at Morgan Stanley in the electronic trading group, where he served in various roles from April 2004 to September 2015. Mr. Cavoli previously held positions at Instinet where he focused on U.S. equities trading and execution. Mr. Cavoli graduated from the U.S. Military Academy at West Point in 1992 and has served as an Infantry Officer in the United States Army.

Brett Fairclough	Co-President and Co-Chief Operating Officer Age: 40	Officer Since 2019

BACKGROUND
Mr. Fairclough was appointed our Co-President and Co-Chief Operating Officer in May 2020. Mr. Fairclough has been an employee of the Company and its predecessors since 2007, previously serving as the Company’s Executive Vice President, Chief Operating Officer and Global Head of Business Development in 2019, as well as Managing Director of Asia Pacific and Chief Executive Officer of Virtu Singapore Pte. Ltd., the Company’s Singapore-based subsidiary, since 2014. Prior to that, he served as Chief Compliance Officer of the Company’s broker-dealer subsidiaries. He has also worked closely with exchanges and other industry participants to foster the growth and development of securities markets globally. Mr. Fairclough received a B.A. from the University of California at Los Angeles.

Joseph A. Molluso	Co-President and Co-Chief Operating Officer Age: 54	Officer Since 2020

BACKGROUND
Mr. Molluso was appointed our Co-President and Co-Chief Operating Officer in May 2020. Mr. Molluso joined Virtu in November 2013 as Chief Financial Officer. After a brief departure in September 2019 to serve as Chief Financial Officer of Capitolis, Mr. Molluso rejoined Virtu in 2020. Prior to joining Virtu, Mr. Molluso was a Managing Director in Investment Banking at J.P. Morgan from March 2006 to November 2013, where he provided strategic advice to financial institutions with a focus on market structure related companies. He was previously served as a member of the Board of Directors of The Depository Trust & Clearing Corporation. Mr. Molluso started his career as an investment banker specializing in financial services companies in 1997 at Donaldson, Lufkin & Jenrette and its successor, Credit Suisse, where he helped establish the global financial technology group. Mr. Molluso received his M.B.A. from New York University in 1997 and his B.B.A. from Pace University in 1991.

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Proposal 1: Election of Directors
Sean P. Galvin	Executive Vice President and Chief Financial Officer Age: 58	Officer Since 2020

BACKGROUND
Mr. Galvin was appointed our Executive Vice President and Chief Financial Officer in August 2020. Mr. Galvin has more than 30 years of experience in the accounting and financial services fields. Previously, he served as the Chief Accounting Officer of BGC Partners, Inc. from September 2018 to August 2020. He also served in various roles at KCG which was later acquired by the Company in July 2017, from 2000 until May 2018. Prior to joining KCG in 2000, Mr. Galvin was a Vice President at Donaldson, Lufkin & Jenrette and a Senior Tax Manager at PricewaterhouseCoopers LLP. Mr. Galvin earned a M.S. in Taxation from Fordham University as well as a B.S. in Accounting and Information Systems with a minor in Economics from Queens College, CUNY. Mr. Galvin is a Certified Public Accountant.

2023 Proxy Statement	13

Corporate Governance
Board Composition

Our board of directors consists of 10 directors. In accordance with our amended and restated certificate of incorporation and bylaws, the number of directors on our board of directors will be determined from time to time by the board of directors but shall neither be fewer than three persons nor more than 20 persons.
Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors. In addition, at any point prior to the occurrence of the time at which TJMT Holdings LLC (the “Founder Member”), an affiliate of Mr. Vincent Viola, our founder and Chairman Emeritus, or any of its affiliates or permitted transferees, no longer beneficially own shares representing 25% of our issued and outstanding common stock (the “Triggering Event”), vacancies on the board of directors may also be filled by the affirmative vote of a majority of our outstanding shares of common stock.
Until the Triggering Event occurs, any director may be removed with or without cause by the affirmative vote of a majority of our outstanding shares of common stock. Thereafter, directors may be removed only for cause by the affirmative vote of at least 75% of our outstanding shares of common stock. At any meeting of the board of directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.
Our amended and restated certificate of incorporation provides that the board of directors is divided into three classes of directors, with staggered three-year terms, with the classes to be as nearly equal in number as possible. As a result, approximately one third of the board of directors will be elected each year.
Controlled Company Status

The Founder Member currently controls more than 50% of our combined voting power, and as a result, we are considered a “controlled company” for the purposes of Nasdaq rules and corporate governance standards. As a “controlled company,” we are permitted and may from time to time elect (and have elected) not to comply with certain Nasdaq corporate governance requirements, including those that would otherwise require our board of directors to have a majority of independent directors and require that we either establish Compensation and Nominating and Corporate Governance Committees each composed entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors is determined or recommended to the board of directors by the independent members of the board of directors.
Director Independence

Our board of directors has determined that Mmes. Gambale and Minieri, and Messrs. Cruger, Grano, Nixon, Quick and Urban are each “independent directors”, as such term is defined by the applicable rules and regulations of Nasdaq.
Family Relationships of Directors and Executive Officers

Other than our Chairman, Michael T. Viola, who is the son of Vincent Viola, our Founder and Chairman Emeritus, none of the current directors or officers, or nominees for director, is related to any other officer or director of the Company or to any nominee for director.
Board of Directors Leadership Structure

We currently separate the roles of chairman of the board of directors and chief executive officer. Mr. Michael T. Viola serves as Chairman of our board of directors. This structure enables the board of directors to effectively exercise its role in oversight of Virtu and its corporate governance while allowing our Chief Executive Officer to focus
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Corporate Governance
on the management of the day-to-day conduct of our business. The board of directors may review and change its leadership structure in the future.
Board of Directors Role in Risk Oversight

It is the duty of our board of directors to serve as a prudent fiduciary for stockholders and to oversee the management of our Company.
Our Audit Committee, under powers delegated to it by our board of directors, is responsible for discussing with management the major financial, legal, compliance and other significant risks of the Company. Our Audit Committee works directly with members of senior management and our internal audit team to review and assess (i) the adequacy of the Company’s internal controls, including significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and management’s response, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. In addition, the Audit Committee meets as appropriate (i) as a committee to discuss our risk management policies and exposures, and (ii) with our independent auditors to review our internal control environment and potential significant risk exposures.
Our Risk Committee, under powers delegated to it by our board of directors, is responsible for overseeing areas of risk that are not the primary responsibility of another committee of our board of directors or retained for oversight of the full board of directors, including (i) cybersecurity, information security and information technology risk, (ii) trading, capital, and liquidity risk, and (iii) enterprise risk.
Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation programs and employee benefit plans. In fulfilling its duties, the Compensation Committee reviews at least annually our executive compensation programs, meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions, and reports as appropriate to our board of directors.
The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks relating to our corporate governance structure and director selection process.
Our board of directors as a whole also engages in the oversight of risk in various ways. It sets goals and standards for our employees, officers, and directors. During the course of each year, our board of directors reviews the structure and operation of various of our departments and functions. In these reviews, our board of directors discusses with management material risks affecting those departments and functions and management’s approach to mitigating those risks. Our board of directors also reviews and approves management’s operating plans and any risks that could affect the results of those operating plans. In its review and approval of Annual Reports on Form 10-K (including any amendments thereto), our board of directors reviews our business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the reports. The Audit Committee reviews these risks quarterly in connection with the preparation of Quarterly Reports on Form 10-Q.
When our board of directors reviews particular transactions and initiatives that require its approval, or that otherwise merit its involvement, it generally includes related analysis and risk mitigation plans among the matters addressed with senior management. The day-to-day identification and management of risk is the responsibility of our management. As the market environment, industry practices, regulatory requirements and our business evolve, we expect that senior management, and our board of directors will respond with appropriate risk mitigation strategies and oversight.
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Corporate Governance
Board and Committee Meetings; Annual Meeting Attendance

During the year ended December 31, 2022:
•
the board of directors held four meetings;

•
the Audit Committee held eight meetings;

•
the Risk Committee held five meetings;

•
the Nominating and Corporate Governance Committee held four meetings; and

•
the Compensation Committee held two meetings.

According to our Corporate Governance Guidelines, our directors are expected to attend the annual meeting of stockholders, meetings of the board of directors and meetings of committees on which they serve and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities. In the year ended December 31, 2022, no member of our board of directors attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he or she has been a director), and (ii) the number of meetings held by all committees of the board of directors (during the periods that he or she served on such committees). Five of our directors attended our 2022 annual meeting of stockholders. Directors are expected to review meeting materials prior to board of director and committee meetings and, when possible, should communicate in advance of meetings any questions or concerns that they wish to discuss so that management will be prepared to address the same. Each director’s attendance at, and preparation for, board of director meetings and meetings of committees on which they serve shall be considered by the Nominating and Corporate Governance Committee when recommending director nominees.
Board Committees

Our board of directors has four standing committees: the Audit Committee, the Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Under the rules of Nasdaq, the membership of the Audit Committee is required to consist entirely of independent directors. As a controlled company (see “Controlled Company Status” on page 14 of this proxy statement), we are not required to have fully independent Compensation and Nominating and Corporate Governance Committees, although our Compensation Committee is fully independent. The following is a brief description of our committees.
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AUDIT COMMITTEE Members William F. Cruger, Jr. Joseph J. Grano, Jr. Joanne M. Minieri John D. Nixon Number of Meetings Held in 2022: 8
The Audit Committee’s responsibilities include:
We have a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee assists the board of directors in monitoring the audit of our financial statements, our independent auditors’ qualifications and independence, the performance of our audit function and independent auditors, and our compliance with legal and regulatory requirements. Our Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. Our Audit Committee also reviews and approves related party transactions as required by the rules of Nasdaq. Our board of directors has adopted a written charter for the Audit Committee, which is available on our corporate website at ir.virtu.com/corporategovernance/default.aspx.
Ms. Minieri, and Messrs. Cruger, Grano and Nixon are the members of our Audit Committee. The board of directors has determined that Mr. Cruger qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and that Mr. Cruger thereby meets the applicable financial sophistication requirement of the Nasdaq listed company rules. The board of directors has also determined that each of Ms. Minieri, and Messrs. Cruger, Grano and Nixon is “independent” for purposes of Rule 10A-3 of the Exchange Act and under the listing standards of Nasdaq. The designation of “audit committee financial expert” does not impose on Mr. Cruger any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our board of directors.
There were four regular meetings and four special meetings of the Audit Committee held during 2022.

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Corporate Governance
RISK COMMITTEE Members William F. Cruger, Jr. Virginia Gambale David Urban Michael T. Viola Number of Meetings Held in 2022: 5
The Risk Committee’s responsibilities include:
Our Risk Committee was established in 2017 and assists our board of directors in its oversight of the Company’s risk management activities, with particular focus on (i) cybersecurity, information security and information technology risk, (ii) trading, capital and liquidity risk, and (iii) enterprise risk. Our Risk Committee also oversees and receives reports from the Company’s management team on the Company’s risk assessment and risk management activities and may conduct or oversee stress testing or scenario testing. Our board of directors has adopted a written charter for the Risk Committee, which is available on our corporate website at ir.virtu.com/corporate governance/default.aspx.
Ms. Gambale, and Messrs. Cruger, Urban and Michael Viola are the members of our Risk Committee. Our Risk Committee is not required to be fully independent, although if our Risk Committee becomes subject to any such independence requirement in the future, we will adjust the composition of the Risk Committee accordingly in order to comply with such requirement. Mr. Michael Viola is not independent.
There were four regular meetings and one special meeting of the Risk Committee held during 2022.

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COMPENSATION COMMITTEE Members Joseph J. Grano, Jr. Christopher C. Quick David Urban Number of Meetings Held in 2022: 3
The Compensation Committee’s responsibilities include:
Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors and employees and is responsible for approving the compensation of our Chief Executive Officer and other executive officers. Our Chief Executive Officer annually reviews the performance of each of the other executive officers relative to individual and corporate annual performance goals established for the year. The Chief Executive Officer then presents his compensation recommendations based on these reviews to the Compensation Committee. Once the Compensation Committee has reviewed and evaluated executive performance, recommendations are made to the board of directors for approval. The board of directors subsequently approved 2022 director and executive compensation arrangements based on the Compensation Committee’s recommendations, the recommendations of the Compensation Committee’s compensation consultant (described below) and the collective judgment of the directors. Our board of directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at ir.virtu.com/corporategovernance/default.aspx.
Pursuant to the written charter of the Compensation Committee, the Compensation Committee may form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Company’s corporate governance guidelines and the rules and regulations of Nasdaq, including any applicable “controlled company” exemption. Additionally, pursuant to its written charter, the Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement.
Our Compensation Committee also administers the issuance of awards under the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan (as amended from time to time, the “2015 Plan”).
Messrs. Grano, Quick and Urban are the members of our Compensation Committee. Because we are a “controlled company” under the rules of Nasdaq (see “Controlled Company Status” on page 14 of this proxy statement), our Compensation Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the Compensation Committee to the extent necessary in order to comply with such rules. However, our Compensation Committee is currently comprised entirely of independent directors.
There were two regular meetings and one special meeting of the Compensation Committee held during 2022.

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Corporate Governance
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Members Joanne M. Minieri John D. Nixon Christopher C. Quick Michael T. Viola Number of Meetings Held in 2022: 4
The Nominating and Corporate Governance Committee’s responsibilities include:
Our Nominating and Corporate Governance Committee selects or recommends that the board of directors select candidates for election to our board of directors, develops and recommends to the board of directors corporate governance guidelines that are applicable to us and oversees board of director and management evaluations. In addition, our Nominating and Corporate Governance Committee recommends to our board of directors for approval director nominees, consistent with our director qualifications criteria and any obligations under certain contractual arrangements. Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at ir.virtu.com/corporate governance/default.aspx.
Ms. Minieri, and Messrs. Nixon, Quick and Michael Viola are the members of our Nominating and Corporate Governance Committee. Because we are a “controlled company” under the rules of Nasdaq (see “Controlled Company Status” on page 14 of this proxy statement), our Nominating and Corporate Governance Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the Nominating and Corporate Governance Committee accordingly in order to comply with such rules. As described elsewhere in this proxy statement, Mr. Michael Viola is not independent.
There were four regular meetings of the Nominating and Corporate Governance Committee held during 2022.

Policy Regarding Director Nominations

Our Nominating and Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders and/or engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee evaluates all factors that it deems appropriate, including the number of current directors, as well as the qualifications set forth in our Corporate Governance Guidelines, including the highest personal and professional ethics, integrity, high performance standards and history of achievements, and ability to provide wise and thoughtful counsel on a broad range of issues. It also considers specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our board of directors, which assessment is aided by a Board skills and experience matrix which is maintained by the Committee and disclosed above on page 3. Specifically, the Nominating and Corporate Governance Committee charter provides that, in performing its responsibilities for identifying, recruiting and recommending candidates to the board of directors, the Nominating and Corporate Governance Committee shall actively seek to include in each candidate search qualified candidates who reflect diverse backgrounds, including diversity of gender, race and ethnicity.
The Nominating and Corporate Governance Committee may engage a third party to conduct or assist with this evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to the board of directors those nominees whose specific qualities, experience and expertise will augment the current board of directors’ composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of board duties; (2) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our bylaws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (4) adhere to our code of conduct and ethics.
In its discretion, the Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders by evaluating the same factors as described above.
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Corporate Governance
In addition to the board process described above, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must meet certain deadlines established by our bylaws and provide certain information required by our bylaws. For a description of the process for nominating directors in accordance with our bylaws, see “Additional Information” on page 65 of this proxy statement.
Communication with the Board of Directors

Any stockholder or other interested parties who would like to communicate with our board of directors, the independent directors as a group or any specific member or members of our board of directors should send such communications to the attention of our Secretary at Virtu Financial, Inc., 1633 Broadway, New York, New York 10019. Communications should contain instructions on which member or members of the board of directors the communication is intended for, if applicable. In general, such communication will be forwarded to the intended recipients. However, the Secretary may, in his discretion, decline to forward any communications that are abusive, threatening or otherwise inappropriate.
Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2022, no member of the Compensation Committee was one of our officers or employees. None of our executive officers serves on the Compensation Committee or board of directors of any other company of which any of the members of our Compensation Committee or any of our directors is an executive officer.
Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our employees, officers and directors. A copy of that code is available on our corporate website at ir.virtu.com/corporategovernance/default.aspx. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
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Proposal 2: Advisory Vote to Approve Compensation of Named Executive Officers
In accordance with the requirements of Section 14A of the Exchange Act and Exchange Act Rule 14a 21(a), we are including in this proxy statement a separate resolution to approve, in a non-binding, stockholder advisory vote, the compensation paid to our named executive officers as disclosed in “Executive Compensation” below (the “say-on-pay vote”).
While the results of the say-on-pay vote are non-binding and advisory in nature, our board of directors and Compensation Committee intend to consider the results of this vote in making future compensation decisions.
Our board of directors currently intends to conduct advisory votes on executive compensation every year. As a result, our next advisory say-on-pay vote will take place at our annual meeting of stockholders next year.
The language of the resolution is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2022, as discussed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the summary compensation table and the related compensation tables and narrative in this proxy statement, is hereby APPROVED, on an advisory basis.”
In considering their vote, stockholders are encouraged to read the compensation discussion and analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.
Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares represented at the Annual Meeting in person or by proxy is required to approve, on an advisory basis, the compensation of our named executive officers. Broker non-votes have no effect on the proposal, and abstentions have the same effect as a vote “against” the proposal.
Our board of directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
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Executive Compensation
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the disclosures contained in the following “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the board of directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement for the Annual Meeting and incorporated by reference into the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2022.
COMPENSATION COMMITTEE
Christopher C. Quick
Joseph J. Grano, Jr.
David Urban
COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis discusses our executive compensation programs for our named executive officers in respect of our fiscal year ended December 31, 2022, which we refer to herein as “fiscal year 2022,” and includes a discussion of our compensation objectives and philosophy and the material elements of compensation earned by, awarded, or paid, to our named executive officers in fiscal year 2022. This section also describes processes we use in reaching compensation decisions and is intended to amplify and provide context for understanding the amounts in the tabular disclosure that follows. In addition, we highlight certain attributes of our program, provide a summary of certain key compensation decisions during fiscal year 2022 and describe our intended compensation approach.
Our named executive officers for fiscal year 2022 were as follows:
Douglas A. Cifu	Chief Executive Officer
Joseph Molluso	Co-President and Co-Chief Operating Officer
Brett Fairclough	Co-President and Co-Chief Operating Officer
Stephen Cavoli	Executive Vice President, Markets
Sean P. Galvin	Executive Vice President and Chief Financial Officer
Compensation Program Objectives

Our primary objective with respect to executive compensation is to provide competitive compensation and benefits to attract, retain, motivate and reward the highest quality executive officers. Accordingly, we attempt to ensure that compensation provided to executive officers remains competitive relative to the compensation paid to similarly situated executives in our industry. A further objective of our compensation program is to provide variable pay opportunities through cash bonuses and restricted stock awards that reward our officers based on achievement of both individual and Company financial results. In addition, we aim to establish compensation plans that align the performance of our executive officers with the Company’s objectives and the creation of long-term stockholder value, such as the reward of equity compensation which ties a portion of our executive compensation to the performance of our common stock. We believe an appropriate mix of an executive officer’s pay should be variable and performance based in order to promote achievement of our short- and long-term strategic objectives.
The overall level of total compensation for our named executive officers is intended to be reasonable in relation to, and competitive with, the compensation paid to executives in the industries in which we compete for talent, subject to variation for factors such as the individual’s experience, performance, duties and scope of responsibilities, prior contributions and future potential contributions to our business. Our compensation plans are designed to align with business strategies, considering external market conditions and internal equity issues. With these principles in mind,
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Executive Compensation
we structure our compensation program as competitive total pay packages that we believe enable us to attract, retain and motivate executives with the skill and knowledge that we require, and to ensure the stability of our management team, which is vital to the success of our business.
Key features of our compensation policies and practices that aim to drive performance and align our named executive officers with stockholder interests are highlighted below:
•
Pay for performance. A portion of the compensation program for named executive officers is designed to encourage our executives to remain focused on both our short- and long-term operational success and to reward outstanding individual performance.

•
Align incentives with stockholders. Our executive compensation program is designed to focus our named executive officers on our key strategic, financial and operational goals that will translate into long term value creation for our stockholders.

•
Limited perquisites. We provide limited, reasonable perquisites that we believe are consistent with our overall compensation philosophy.

•
No IRC Section 280G or 409A tax gross ups. We do not provide tax gross ups under our change in control provisions or deferred compensation programs.

The Process of Setting Executive Compensation

The Compensation Committee participates in an annual evaluation of the performance of our Chief Executive Officer and subsequently determines and approves the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of Chief Executive Officer compensation, the Compensation Committee will also consider, among such other factors, the Company’s performance, stockholder returns, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years. Our Chief Executive Officer reviews each named executive officer’s compensation package, other than his own, annually in light of the performance of each named executive officer. The conclusions reached and recommendations made based on these reviews, including those with respect to salary adjustments and annual award amounts, are then presented to the Compensation Committee and/or our board of directors for review and approval.
Specifically, the Compensation Committee determines and approves the compensation packages of the Chief Executive Officer and approves the compensation packages of each other named executive officer, giving significant deference to the views and recommendations of the Chief Executive Officer.
Committee’s Compensation Consultant

The Compensation Committee has previously engaged an independent compensation consultant, F.W. Cook (the “Committee’s consultant”), to assist it in carrying out its responsibilities. The Committee’s consultant has previously provided the Compensation Committee with guidance to consider when making the compensation decisions for the Chief Executive Officer and when considering the recommendations made with respect to the other named executive officers. The Compensation Committee has the sole authority to retain or terminate consultants to assist it in the evaluation of director, chief executive officer and other executive compensation. The Compensation Committee has the sole authority to determine the terms of engagement and the extent of funding necessary for payment of compensation to any consultant retained to advise the Compensation Committee. The Committee’s consultant provided services to the Compensation Committee in fiscal year 2022 in connection with the amendment and restatement of the employment agreement with Mr. Cifu.
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Elements of Compensation for 2022 and Why We Chose to Pay Each Element

The primary elements of our executive compensation program are base salary, annual cash bonuses, equity-based compensation and certain employee benefits and perquisites. Brief descriptions of each principal element of our executive compensation program are summarized in the following table and described in more detail below.
Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation.	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives.
Annual Cash Bonus	Variable, performance-based cash compensation earned based on financial and individual performance.	Retain and motivate executives to achieve or exceed financial goals and Company objectives.
Annual Equity Awards	Equity and equity-based compensation that is subject to vesting based on (i) continued employment, and (ii) for certain named executive officers, achievement of pre-established financial and operational goals.	The mix of equity and equity-based awards with time-based vesting assists in retention of key talent while also rewarding executives for exceptional performance.
Employee Benefits and Perquisites	Participation in all broad-based employee health and welfare programs and retirement plans.	Aid in retention of key executives in a highly competitive market for talent by providing an overall competitive benefits package.
Consistent with and in promotion of the compensation program objectives detailed above, a significant percentage of total compensation is allocated to performance incentives in order to motivate the named executive officers to achieve the business goals set by the Company and reward the officers for achieving such goals. There is no pre-established policy or target for allocating compensation between short- or long-term compensation, between cash and non-cash compensation, among different forms of non-cash compensation, or among named executive officers. Rather, we look at a named executive officer’s goals and responsibilities to determine the appropriate level and mix of incentive compensation.
Base Salary.   We provide named executive officers with a base salary to compensate them for services rendered during the fiscal year. This process also enables us to attract and retain an appropriate caliber of talent for the position and to provide a base level of monthly income that is not subject to any performance risk. We conduct a review of base salaries annually, and during such review we generally consider each named executive officer’s past performance, the scope of the role and responsibilities of the named executive officer within the Company and the performance of the Company as a whole. We also review the named executive officer’s compensation relative to that of our other executive officers and to the market for executive officers of similar expertise and experience. The base salary for Mr. Cifu was increased in fiscal year 2022 to $1,200,000 from $1,000,000 pursuant to his amended and restated employment agreement entered as of April 29, 2022 and the base salaries for Messrs. Cavoli, Fairclough and Molluso were increased in fiscal year 2022 to $600,000 from $500,000 pursuant to their amended and restated employment agreements entered as of December 1, 2022. The base salary for Mr. Galvin was not increased during fiscal year 2022.
Variable Incentive Compensation.   We award variable incentive compensation to reward performance achievements with a time horizon of one year or less. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to motivate executives to achieve our annual business goals. We review variable incentive compensation awards annually to determine award payments for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year.
To determine the actual amount of variable incentive compensation for each named executive officer, the Compensation Committee reviews quantitative and qualitative criteria. With respect to both types of criteria, attainment of any specific level of performance or specific qualitative goal does not determine the amount of the bonus, except as discussed below regarding Messrs. Cifu’s, Molluso’s, Fairclough’s and Cavoli’s annual bonus. Other
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than as set forth below with respect to Messrs. Cifu’s, Molluso’s Fairclough’s and Cavoli’s annual bonus, no pre-determined single performance metric is disproportionately weighted in making the determination of a named executive officer’s variable incentive compensation payout, which provides discretion to our Compensation Committee to adjust the actual amount paid in respect of variable incentive compensation to reward financial performance and individual performance in the context of our growing and dynamic business.
The amount of the variable incentive compensation award can be paid in a mixture of cash and/or equity. For each of Messrs. Cifu, Molluso, Fairclough and Cavoli, 50% of his 2022 variable incentive compensation was paid in cash and 50% was paid in equity-based compensation, with 30% paid in the form of restricted stock units that vest ratably over a three-year period and 20% paid in fully vested common stock, subject to any voluntary deferrals (see “Employee Benefits and Perquisites” on page 27 of this proxy statement). For Mr. Galvin, 60% of his 2022 variable incentive compensation was paid in cash and 40% was paid in equity-based compensation, with 24% paid in the form of restricted stock units that vest ratably over a three-year period and 16% paid in fully vested common stock. We use awards of fully vested common stock and restricted stock units as a long-term incentive vehicle because it aligns the interests of executives with those of stockholders, supports a pay for performance culture, fosters employee stock ownership, and focuses the management team on increasing value for the stockholders and on the Company’s long-term performance.
In fiscal year 2022, in accordance with the terms of his employment agreement, Mr. Cifu was eligible to earn an annual bonus with a target bonus opportunity equal to $3,000,000 and a maximum bonus opportunity equal to $6,000,000. 50% of the annual bonus was based on the achievement of select quantitative goals as determined by the board of directors and the Compensation Committee and 50% of the annual bonus was based on the achievement of qualitative goals and metrics, including debt and capital structure management, select strategic initiatives, headquarters consolidation, technology integration goals and people and community measures. For fiscal year 2022, the threshold to earn the target performance-based portion of the annual bonus was achievement of budgeted daily adjusted net trading income (“ANTI”), daily ANTI generated from growth initiatives, expenses, adjusted EBITDA and cumulative adjusted EBITDA with a multi-year lookback. These target amounts were established based on the market environment during the year as measured by total market volumes, implied and realized volatility and certain other market and opportunity metrics. Based on the actual market environment applicable to the Company’s businesses, target daily ANTI was approximately $6.6 million, with approximately $0.32 million of daily ANTI generated from specified growth initiatives, and target adjusted EBITDA was approximately $1,025 million. As a result of the Company’s actual performance of $6.0 million of daily ANTI, including $0.33 million of ANTI generated from specified growth initiatives, and $859 million of adjusted EBITDA, Mr. Cifu earned 83% (i.e., $2,500,000) of the maximum performance-based portion of his annual bonus. Additionally, based on the achievement of the aforementioned qualitative goals, the Compensation Committee determined that Mr. Cifu earned 83% (i.e., $2,500,000) of the qualitative portion of his annual bonus.
The amounts paid to Messrs. Molluso, Fairclough, and Cavoli were also determined in accordance with the terms of their respective employment agreements, which provide for a target bonus opportunity equal to $2,000,000 and a maximum bonus opportunity equal to $3,000,000. 50% of the annual bonus was based on the achievement of select quantitative goals based on the Company’s ANTI and adjusted EBITDA as compared to budgeted amounts in fiscal year 2022 and 50% of the annual bonus was based on the achievement of qualitative goals and metrics determined with the Chief Executive Officer. For fiscal year 2022, the threshold to earn the target performance-based portion of the annual bonus was achievement of budgeted ANTI, growth initiatives, expenses, adjusted EBITDA and cumulative adjusted EBITDA with a multi-year lookback. These target amounts were established as ranges dependent on the market environment during the year as measured by total market volumes, implied and realized volatility and certain other market and opportunity metrics. Based on the actual market environment applicable to the Company’s businesses, target daily ANTI was approximately $6.6 million, with approximately $0.32 million of ANTI generated from specified growth initiatives and target adjusted EBITDA was approximately $1,025 million. As a result of the Company’s actual performance of $6.0 million of daily ANTI, including $0.33 million of ANTI generated from specified growth initiatives, and $859 million of adjusted EBITDA, each of Messrs. Molluso, Fairclough, and Cavoli earned 80% (i.e., $1,200,000) of the maximum performance-based portion of his annual bonus, and the CEO together with the Compensation Committee, determined that each executive earned 70% (i.e., $1,050,000) of the qualitative portion of his annual bonus.
Mr. Galvin’s variable incentive compensation was determined by the Chief Executive Officer and the Compensation Committee based on the Company’s financial performance as well as various other objectives and metrics.
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Executive Compensation
Accordingly, for fiscal year 2022, the amount of variable incentive compensation form of payments to our named executive officers is described in the table below:
Name	Cash	Restricted Stock Units	Common Stock	Total 2022 Variable Incentive Compensation
Douglas A. Cifu	$2,500,000	$2,500,000	$—	$5,000,000
Joseph Molluso	$1,125,000	$1,125,000	$—	$2,250,000
Brett Fairclough	$1,125,000	$675,000	$450,000	$2,250,000
Stephen Cavoli	$1,125,000	$675,000	$450,000	$2,250,000
Sean P. Galvin	$480,000	$192,000	$128,000	$800,000
Annual Equity Awards

Cifu Equity Awards
In fiscal year 2022, in accordance with the terms of his employment agreement, Mr. Cifu received a grant of 150,000 restricted stock units that are earned based on the percentage of budgeted adjusted EBITDA achieved in fiscal year 2022: 100% of the shares are earned if 65% of budgeted adjusted EBITDA is achieved and the Compensation Committee has discretion to determine the percentage of shares earned if less than 65% of budgeted adjusted EBITDA is achieved. For fiscal year 2022, our budgeted adjusted EBITDA target was determined based on the market environment during the year. Based on the actual market environment applicable to the Company’s businesses, target adjusted EBITDA was $1,025 million, and we achieved approximately 84% of such range. Accordingly, all of the restricted stock units granted to Mr. Cifu in fiscal year 2022 were earned, with half of the shares vesting as of January 31, 2023, and the remainder to vest as of December 31, 2023.
The Compensation Committee believes these awards incentivize Mr. Cifu to achieve key financial goals of the Company and aligns his long-term interests with those of our stockholders.
Employee Benefits and Perquisites

We provide a number of benefit plans to all eligible employees, including our named executive officers. These benefits include medical, dental, life insurance, business travel accident insurance, short- and long-term disability coverage and a 401(k) defined contribution plan.
On November 13, 2020, the Company adopted the Virtu Financial, Inc. Deferred Compensation Plan (the “DCP”). The DCP permits eligible executive officers and other employees to defer cash or equity-based compensation beginning in the calendar year ending December 31, 2021, subject to certain limitations and restrictions. The Company recognized approximately $3.0 million as compensation cost under the DCP as of December 31, 2022.
In fiscal year 2022, of our named executive officers, only Messrs. Cifu and Molluso participated in the DCP and chose to defer a portion of his compensation in the form of deferred stock units. Additional details regarding the DCP are set forth below on page 41.
While perquisites help to provide our named executive officers a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our executive compensation program. In the future, we may provide additional or different perquisites or other personal benefits in limited circumstances, such as where we believe doing so is appropriate to assist an executive in the performance of his or her duties, to make our named executive officers more efficient and effective and for recruitment, motivation and/or retention purposes.
Severance Protection

We have previously entered into employment agreements with Messrs. Cifu, Molluso, Fairclough, and Cavoli that provide for certain severance payments and benefits in the event that such named executive officer’s employment is terminated under specified conditions. In addition, the vesting of a portion of each of these named executive officer’s equity award or awards accelerates in connection with qualifying terminations of employment. We believe
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Executive Compensation
that these severance benefits are appropriate to remain competitive in our executive retention efforts, recognizing that such benefits are commonly offered by employers competing for similar executive talent. See “Potential Payments upon Termination of Employment or Change in Control” for additional information.
Taxation of Executive Compensation

For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain “covered employees,” including our named executive officers, under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), subject to certain limited exceptions. Following recent changes to Section 162(m) or related rules, deductibility for 2022 compensation may only be permitted in certain limited cases, if at all, and for future periods may not be permitted at all.
Nevertheless, even if Section 162(m) were to apply to compensation paid to our named executive officers, our board of directors believes that it should not be constrained by the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) if those requirements would impair flexibility in compensating our named executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) where the Company believes it is appropriate to do so.
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.
SUMMARY COMPENSATION TABLE
The following table sets forth the cash and non-cash compensation paid by the Company during the years ended December 31, 2020, December 31, 2021, and December 31, 2022, to its named executive officers.
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Douglas A. Cifu Chief Executive Officer	2022	$1,150,000	$1,250,000	$7,889,500(2)	$1,250,000(3)		$512,761(4)	$12,052,261
	2021	$1,000,000	$500,000	$6,590,500(2)	$2,000,000(3)		$16,761(4)	$10,107,261
	2020	$1,000,000	$500,000	$8,759,525(2)	$2,000,000(3)		$4,270(4)	$12,263,795
Joseph Molluso Co-President and Co-Chief Operating Officer	2022	$508,333	$562,500	$2,293,500(6)	$562,500(7)		$—	$3,926,500
	2021	$500,000	$250,000	$2,418,500(6)	$1,000,000(7)		$—	$4,168,500
	2020	$273,973(5)	$3,750,000	$7,138,500(6)	$—		$—	$11,162,473
Brett Fairclough Co-President and Co-Chief Operating Officer	2022	$508,333	$562,500	$2,059,500(8)	$562,500(9)	$$	3,692,833
	2021	$500,000	$250,000	$2,184,500(8)	$1,000,000(9)	$$	3,934,500
	2020	$500,000	$250,000	$2,109,500(8)	$1,075,000(9)		$—	$3,934,500
Stephen Cavoli Executive Vice President, Markets	2022	$508,333	$562,000	$2,059,500(10)	$562,500(10)		$—	$3,692,833
	2021	$500,000	$250,000	$2,184,500(10)	$1,000,000(10)		$—	$3,934,500
	2020	$500,000	$250,000	$2,109,500(02)	$1,075,000(10)		$—	$3,934,500
Sean P. Galvin Chief Financial Officer	2022	$300,000	$480,000	$1,716,350(13)	$—		$—	$2,496,350
	2021	$300,000	$540,000	$505,345(13)	$—		$—	$1,200,000
	2020	$98,630(11)	$450,000	$300,000(13)	$—		$—	$848,630

(1)
Each amount represents the cash component of the portion of each named executive officer’s annual bonus that was based on the achievement of qualitative goals. For Mr. Cifu, the cash component of his annual bonus was 50% for fiscal years 2022, 2021 and 2020, for Mr. Molluso this was 50% for fiscal years 2022, 2021 and 2020, for Mr. Fairclough this was 50% for 2022 and 2021 and 53% for fiscal year 2020, for Mr. Cavoli, this was 50% for 2022 and 2021 and 53% for fiscal year 2020, and for Mr. Galvin this was 60% for 202 and 2021 and 100% for fiscal year 2020. The remainder in each year was paid in the form of restricted stock units and fully vested shares of our Class A common stock which are reflected in the “Stock Awards” column in the table above. In addition, the amounts reported in this column include the 100% cash component of Mr. Molluso’s 2020 sign on bonus award in the amount of $2,500,000, described further below under “Employment Agreement with Mr. Molluso” and the 50% cash component of Mr. Molluso’s guaranteed annual bonus for fiscal year 2020.

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(2)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units, (ii) fully vested shares of our Class A common stock, and (iii) restricted shares. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, respectively. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Cifu’s 2022 annual bonus, 2021 annual bonus and 2020 annual bonus, however, the awards were actually granted in fiscal years 2023, 2022 and 2021, respectively.

(3)
This amount represents the cash component of the portion of Mr. Cifu’s annual bonus that was based on achievement of performance goals, which was 50% for fiscal years 2022, 2021 and 2020. The remainder in each year was paid in the form of restricted stock units and fully vested shares of our Class A common stock which are reflected in the “Stock Awards” column in the table above.

(4)
This amount represents the cost of providing transportation services to Mr. Cifu for fiscal years 2022, 2021 and 2020, as well as certain amounts paid to Mr. Cifu pursuant to the indemnification provisions of the Virtu Financial LLC operating agreement in connection with the settlement of a partnership tax audit related to prior periods.

(5)
Mr. Molluso’s employment with the Company commenced on June 22, 2020, and as a result the amount reported is a prorated portion of his $500,000 annualized base salary for the year ended December 31, 2022.

(6)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units, (ii) fully vested shares of our Class A common stock and (iii) restricted shares. The amount includes Mr. Molluso’s sign-on equity award of 200,000 RSUs in fiscal year 2020 with a grant date fair value of $4,720,000, which was granted as compensation for the forfeiture of equity interests associated with his resignation from a prior employer. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Molluso’s 2022 annual bonus, 2021 annual bonus and 2020 annual bonus, however, the awards were actually granted in the beginning of fiscal years 2023, 2022 and 2021, respectively

(7)
This amount represents the cash component of the portion of Mr. Molluso’s annual bonus that was based on achievement of performance goals, which was 50% for fiscal years 2022 and 2021 and 0% for fiscal year 2020. The remainder was paid in the form of restricted stock units and fully vested shares of our Class A common stock which are reflected in the “Stock Awards” column in the table above.

(8)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units, (ii) fully vested shares of our Class A common stock and (iii) restricted shares. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, respectively. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Fairclough’s 2022 annual bonus, 2021 annual bonus and 2020 annual bonus, however, the awards were actually granted in fiscal years 2023, 2022 and 2021, respectively.

(9)
This amount represents the cash component of the portion of Mr. Fairclough’s annual bonus that was based on achievement of performance goals, which was 50% for fiscal years 2022 and 2021 and 53% for fiscal year 2020. The remainder was paid in the form of restricted stock units and fully vested shares of our Class A common stock which are reflected in the “Stock Awards” column in the table above.

(10)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units, (ii) fully vested shares of our Class A common stock and (iii) restricted shares. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, respectively. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Cavoli’s 2022, 2021 and 2020 annual bonuses, however, the awards were actually granted in the beginning of fiscal years 2023, 2022 and 2021, respectively.

(11)
This amount represents the cash component of the portion of Mr. Cavoli’s annual bonus that was based on achievement of performance goals, which was 50% for fiscal years 2022 and 2021 and 53% for fiscal year 2020. The remainder was paid in the form of restricted stock units and fully vested shares of our Class A common stock which are reflected in the “Stock Awards” column in the table above.

(12)
Mr. Galvin’s employment with the Company commenced on August 10, 2020, and as a result the amount reported is a prorated portion of his $250,000 annualized base salary for the year ended December 31, 2020.

(13)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units, and (ii) fully vested shares of our Class A common stock. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2022, and December 31, 2021, and December 31, 2020. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Galvin’s 2022 and 2021 annual bonuses, however, the awards were actually granted in the beginning of fiscal years 2023 and 2022, respectively.

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Executive Compensation
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2022
The following table presents information with respect to each award made to our named executive officers in 2022.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
Name and Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas A. Cifu
Annual Bonus(1)			3,000,000	6,000,000
Restricted Stock Units	3/1/2022						150,000		5,389,700
Joseph Molluso
Annual Bonus(1)			2,000,000	3,000,000
Restricted Shares	6/22/2020				25,000		50,000		1,168,500
Brett Fairclough
Annual Bonus(1)			2,000,000	3,000,000
Restricted Shares	2/27/2020				25,000		50,000		934,500
Stephen Cavoli
Annual Bonus(1)			2,000,000	3,000,000
Restricted Shares	2/27/2020				25,000		50,000		934,500
Sean P. Galvin
Restricted Stock Units	2/3/2022							45,000	1,396,350

(1)
This bonus, to the extent earned, is settled 50% in cash, 30% in restricted stock units that vest in three equal annual installments and 20% in fully vested common stock, subject to any deferrals (see “Employee Benefits and Perquisites” on page 27 of this proxy statement).

(2)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718. For Messrs. Molluso, Fairclough, and Cavoli, the amount shown with respect to the restricted shares that vest based on budgeted adjusted EBITDA represent the value of only the 2022 portion of the 2020-2022 grant because the grant is subject to three single-year performance periods (2020, 2021, and 2022). Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

PAY VERSUS PERFORMANCE
The following table presents information required by Item 402(v) of Regulation S-K. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer above to “Executive Compensation — Compensation Discussion and Analysis.”
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(3)	Average Summary Compensation Table Total for non-CEO Named Executive Officers(2)	Average Compensation Actually Paid to non-CEO Named Executive Officers(4)	Value of Initial Fixed $100 Investment Based On:(5)		Net Income	Adjusted EBITDA (Company – Selected Measure)(7)
					Total Shareholder Return	Peer Group Total Shareholder Return(6)
2022	12,052,261	7,035,066	3,452,212	1,959,138	$133.32	$154.67	$468,332	$859,123
2021	10,107,261	14,939,149	3,309,375	3,033,721	$188.32	$167.66	$827,234	$1,301,233
2020	12,263,795	10,840,019	4,152,733	5,679,546	$164.42	$130.03	$1,120,913	$1,648,049

(1)
Mr. Cifu was our CEO for each of the years presented.

(2)
Our non-CEO NEOs consisted of Messrs. Molluso, Fairclough, Cavoli, and Galvin for each of the years presented, as well as Mr. Alex Ioffe for fiscal year 2020.

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Executive Compensation
(3)
Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The table below set forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our CEO during each year in the table:

CEO	2022 (Mr. Cifu)	2021 (Mr. Cifu)	2020 (Mr. Cifu)
Summary Compensation Table Total	12,052,261	10,107,261	12,263,795
Less, value of “Stock Awards”, as reported in Summary Compensation Table	(7,889,500)	(6,590,500)	(8,759,525)
Plus, year-end fair value of outstanding and unvested awards granted in the year	2,526,411	3,706,982	3,914,514
Plus, fair value as of vesting date of equity awards granted and vested in the year	1,009,158	6,914,549	2,699,019
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(371,530)	251,656	478,168
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	(597,694)	229,648	(27,258)
Plus, dividends or other earnings paid during covered year, prior to vesting date of award	305,960	319,551	271,307
Compensation “Actually Paid” to CEO	7,035,066	14,939,149	10,840,019

(4)
Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The table below set forth each adjustment made during each year presented in the table to calculate the average compensation “actually paid” to our non-CEO NEO’s during each year in the table:

Non-CEO NEOs	2022	2021	2020
Summary Compensation Table Total	3,452,212	3,309,375	4,152,733
Less, value of “Stock Awards”, as reported in Summary Compensation Table	(2,032,213)	(1,786,875)	(2,331,500)
Plus, year-end fair value of outstanding and unvested awards granted in the year	638,834	563,080	2,912,547
Plus, fair value as of vesting date of equity awards granted and vested in the year	414,794	385,950	883,726
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(620,849)	307,181	24,861
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	4,997	117,898	224,850
Less, fair value of awards granted prior to covered year that were forfeited during covered year	—	—	(315,799)
Plus, dividends or other earnings paid during covered year, prior to vesting date of award	101,362	137,112	128,129
Average Compensation “Actually Paid” to Non-CEO NEOs	1,959,138	3,033,721	5,679,546

(5)
Assumes $100 was invested in our Class A Common Stock on December 31, 2019, and that dividends were reinvested on the date of payment without payment of any commissions or consideration of income taxes.

(6)
The peer group indices used by the Company consists of the NYSE Arca Securities Broker/Dealer Index. The calculation assumes $100 was invested in our Class A Common Stock on December 31, 2019, and that dividends were reinvested on the date of payment without payment of any commissions or consideration of income taxes.

(7)
“EBITDA” and “Adjusted EBITDA” are non-GAAP financial measures of financial performance. “EBITDA” measures our operating performance by adjusting net income to exclude Financing interest expense on long-term borrowings, Debt issue cost related to debt refinancing, prepayment, and commitment fees, Depreciation and amortization, Amortization of purchased intangibles and acquired capitalized software, and Income tax expense, and “Adjusted EBITDA” measures our operating performance by further adjusting EBITDA to exclude severance, transaction advisory fees and expenses, termination of office leases, charges related to share-based compensation and other expenses, which includes reserves for legal matters, COVID-19 one-time costs and donations and Other, net, which includes gains and losses from strategic investments and the sales of businesses. Reconciliations of Net Income to EBITDA and Adjusted EBITDA are available at https://ir.virtu.com/financials-and-filings/quarterly-results/default.aspx.

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Executive Compensation
Relationship Between “Compensation Actually Paid” and Performance
The charts that follow depict the relationship of “compensation actually paid” (“CAP”) to our CEO and other NEOs to (i) the TSR of the Company and its peer group (as described in Footnote 6 above), (ii) the Company’s net income, and (iii) the Company’s annual Adjusted EBITDA:
CAP versus Total Shareholder Return
The chart below shows the relationship between the CEO and other NEOs’ CAP amounts and the Company’s TSR. This is primarily due to the Company’s use of annual and long-term equity incentives, the value of which are tied directly to stock price performance and the Company’s financial performance.
CAP versus Annual Net Income
The chart below shows the relationship between the CEO and other NEOs’ CAP amounts and the Company’s Net Income. This is primarily due to the Company’s use of quantitative financial performance metrics in determining annual bonus compensation of its named executive officers.
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CAP versus Annual Adjusted EBITDA
The chart below shows the relationship between the CEO and other NEOs’ CAP amounts and the Company’s Adjusted EBITDA. This is primarily due to the Company’s use of quantitative financial performance metrics in determining annual bonus compensation of its named executive officers.
Most Important Financial Performance Measures
The following provides a list of the financial performance measures that we believe are the most important financial performance measures used to link the compensation awarded to our named executive officers to the Company’s performance. For more information, please see the “Executive Compensation — Compensation Discussion and Analysis” section above.
1.
Annual Adjusted EBITDA

2.
Adjusted Net Trading Income

3.
Adjusted Net Trading Income from Growth Initiatives

4.
Adjusted Operating Expenses

Employment Agreements and Restrictive Covenant Agreements

Employment Agreement with Mr. Cifu
On April 29, 2022, we entered into a new employment agreement (the “New CEO Employment Agreement”) with Mr. Cifu, which amended and restated the terms of his prior employment agreement dated November 15, 2017 (the “Prior CEO Employment Agreement”), pursuant to which Mr. Cifu will continue to serve as our Chief Executive Officer and report to our board of directors. Mr. Cifu’s duties, responsibilities and permitted activities are substantially identical to his prior employment agreement. Mr. Cifu’s employment agreement further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Cifu is permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees; provided that Mr. Cifu is permitted to continue to be engaged in, or provide services to, certain specified businesses and activities (including, but not necessarily limited to, his role as the Vice Chairman and Alternate Governor of the Florida Panthers, a National Hockey League franchise), and to become engaged in, or provide services to, any other business or activity in which Mr. Vincent Viola, our founder and Chairman Emeritus, is permitted to become engaged in, to the extent that Mr. Cifu’s level of participation in such businesses or activities is consistent with his participation in the aforementioned specified businesses or activities prior to the effective date of the employment agreement.
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The New CEO Employment Agreement has an initial term ending on February 28, 2028, extended from November 22, 2022 under the Prior CEO Employment Agreement, with automatic renewals for successive one-year terms thereafter unless either we or Mr. Cifu provides notice of non-renewal at least ninety days in advance of the expiration of the then current term. However, if a change in control of the Company occurs at a time when there are less than two years remaining in the term, the term will automatically be extended so that the expiration date is two years from the effective date of the change in control.
Under the New CEO Employment Agreement, Mr. Cifu’s base salary is $1,200,000, as compared to $1,000,000 under the Prior CEO Employment Agreement, and Mr. Cifu is eligible to earn an annual bonus with a target bonus opportunity equal to $3,000,000 and a maximum bonus opportunity equal to $6,000,000, as compared to a target bonus opportunity of $2,500,000 and a maximum bonus opportunity equal to $5,000,000 under the Prior CEO Employment Agreement. 50% of the annual bonus will be based on the achievement of quantitative targets composed of specific components of the Company’s annual budget and 50% of the annual bonus will be based on the achievement of qualitative goals, as compared to 80% based on the achievement of quantitative targets and 20% based on the achievement of qualitative targets under the Prior CEO Employment Agreement. To the extent earned, a maximum of 50% of the annual bonus will be paid in cash, 30% of the annual bonus will be paid in the form of restricted stock units or restricted shares of Class A common stock of the Company that vest in three equal annual installments and the remaining 20% will be paid in the form of fully vested shares of Class A common stock, or deferred share units (“DSUs”), which is consistent with the Prior CEO Employment Agreement.
Consistent with the Prior CEO Employment Agreement, the New CEO Employment Agreement provides that, Mr. Cifu is eligible to receive an equity award at the beginning of each calendar year during the term (each such award to any executive, an “annual equity grant”). It is our board of directors’ current intention that the annual equity grant will be in the form of 150,000 restricted shares of Class A common stock that are subject to performance and service conditions. The number of shares earned under each annual equity grant under the New CEO Employment Agreement will be based on the percentage of budgeted EBITDA achieved in the applicable calendar year, with a 100% of shares earned upon at least 65% achievement, and a number of shares, which may be zero, vesting at the discretion of the Compensation Committee in the event than less than 65% is achieved. To the extent any shares of Class A common stock are earned with respect to an applicable annual equity grant, 50% of such shares will vest on or about the end of the calendar year to which such award relates and the remaining 50% will vest on or about the end of the subsequent calendar year, subject to Mr. Cifu’s continued employment through each applicable vesting date and in each case subject to the terms of the applicable award agreement.
Consistent with the Prior CEO Employment Agreement, the New CEO Employment Agreement further provides that Mr. Cifu is entitled to participate in all of the Company’s benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection. In addition, during the term, Mr. Cifu will be provided a car and driver consistent with past practice.
Consistent with the Prior CEO Employment Agreement, the New CEO Employment Agreement includes an acknowledgment that Mr. Cifu continues to be bound by the confidentiality and restrictive covenant provisions set forth in the Amended and Restated Virtu Financial LLC Agreement, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the third anniversary on which Mr. Cifu ceases to be an officer, director or employee of the Company. Consistent with the Prior CEO Employment Agreement, the New CEO Employment Agreement also provides that the Company will pay as incurred, to the fullest extent permitted by law, all legal fees and expenses that Mr. Cifu incurs as a result of any contest (regardless of the outcome) by the Company, Mr. Cifu or others of the validity or enforceability of, or liability under, any provision of the employment agreement or any guarantee of performance of the employment agreement that arises in connection with or following a change in control, plus interest on any delayed payment at the applicable federal rate under Section 7872 of the Code.
Finally, consistent with the Prior CEO Employment Agreement, the New CEO Employment Agreement provides for severance upon certain terminations of employment as described below under “Potential Payments Upon Termination of Employment or Change in Control.”
Employment Agreement with Mr. Molluso
Virtu East entered into a new employment agreement with Mr. Molluso on December 1, 2022 (the “New Molluso Employment Agreement”), which amended and restated the terms of his prior employment agreement dated April 30,
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Executive Compensation
2020 (the “Prior Molluso Employment Agreement”), pursuant to which Mr. Molluso will continue to serve as our Co-President and Co-Chief Operating Officer, reporting to our Chief Executive Officer. The New Molluso Employment Agreement, consistent with the Prior Molluso Employment Agreement, further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Molluso is permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees.
The New Molluso Employment Agreement employment agreement has an initial term of three years ending on April 30, 2026, extended from April 30, 2023 under the Prior Molluso Employment Agreement, with automatic renewals for successive one-year terms thereafter unless either we or Mr. Molluso provides notice of non-renewal at least ninety days in advance of the expiration of the then current term. However, if a change in control of the Company occurs at a time when there is less than one year remaining in the term, the term will automatically be extended so that the expiration date is one year from the effective date of the change in control.
Under the New Molluso Employment Agreement, Mr. Molluso’s base salary is $600,000, as compared to $500,000 under the Prior Molluso Employment Agreement, and Mr. Molluso is eligible to earn an annual bonus with a target amount of $2,000,000 and a maximum bonus opportunity equal to $3,000,000. Under the Prior Molluso Employment Agreement, Mr. Molluso was entitled to an annual bonus with a minimum amount of $2,500,000 with respect to the fiscal year ended December 31, 2020, and $1,500,000 with respect to the fiscal years ended December 31, 2021 and December 31, 2022, and a maximum bonus opportunity equal to $2,500,000 for such periods. Under the New Molluso Employment Agreement, 50% of the annual bonus will be based on the achievement of quantitative targets set by the Company’s Chief Executive Officer together with the Compensation Committee and 50% of the annual bonus will be based on the achievement of qualitative goals set by the Company’s Chief Executive Officer together with the Compensation Committee, as compared to 80% based on the achievement of quantitative targets and 20% based on the achievement of qualitative targets under the Prior Molluso Employment Agreement. To the extent earned, 50% of the annual bonus will be paid in cash, 30% of the annual bonus will be paid in the form of restricted stock units or restricted shares of Class A common stock of the Company that vest in three equal annual installments and the remaining 20% will be paid in the form of fully vested shares of Class A common stock or DSUs.
The New Molluso Employment Agreement provides that Mr. Molluso will be eligible to receive an annual equity grant at the beginning of each calendar year. It is our board of directors’ current intention that the annual equity grant will be in the form of 75,000 restricted shares of Class A common stock that are subject to performance and service conditions. The number of shares earned under each annual equity grant under the New Molluso Employment Agreement will be based on the percentage of budgeted EBITDA achieved in the applicable calendar year, with a 100% of shares earned upon at least 65% achievement, and a number of shares, which may be zero, vesting at the discretion of the Compensation Committee in the event than less than 65% is achieved. To the extent any shares of Class A common stock are earned with respect to an applicable annual equity grant, 50% of such shares will vest on or about the end of the calendar year to which such award relates and the remaining 50% will vest on or about the end of the subsequent calendar year, subject to Mr. Molluso’s continued employment through each applicable vesting date and in each case subject to the terms of the applicable award agreement.
The Prior Molluso Employment Agreement provided for a special long-term equity award in the form of 150,000 restricted shares of Class A common stock that are subject to performance and service conditions, which was issued on June 22, 2020. The number of shares earned under each annual equity grant will be based on the percentage of budgeted EBITDA achieved in each of the three calendar years during the vesting period, with a minimum of 50% of shares earned upon at least 70% achievement and 100% of shares earned upon at least 75% achievement. To the extent any shares of Class A common stock are earned with respect to an applicable calendar year, such shares will vest on the last day of such calendar year to which such award relates.
The Prior Molluso Employment Agreement also provided for sign-on bonuses as compensation for forfeited equity interests in his former employer in the form of (i) a grant of 200,000 restricted stock units, vesting in three equal installments on each of January 24, 2021, January 24, 2022 and January 24, 2023 and otherwise issued pursuant to and subject to the terms and conditions of the Plan and a separate award agreement and (ii) a cash sign-on bonus of $2,500,000, $1,666,667 of which is subject to a prorated clawback right of the Company based on the proportion of the term elapsed as of the date that Mr. Molluso’s employment is terminated for Cause (as defined therein) or he resigns without Good Reason (as defined therein).
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Executive Compensation
Consistent with the Prior Molluso Employment Agreement, the New Molluso Employment Agreement further provides that Mr. Molluso is entitled to participate in all of the Company’s benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection. The employment agreement includes an acknowledgment that Mr. Molluso continues to be bound by the confidentiality and restrictive covenant provisions set forth in his original agreement, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the thirty-six-month anniversary of the date on which Mr. Molluso ceases to be an officer or employee of the Company. Consistent with the Prior Molluso Employment Agreement, the New Molluso Employment Agreement provides for severance upon certain terminations of employment as described below under “Potential Payments Upon Termination of Employment or Change in Control.”
Employment Agreement with Mr. Fairclough
Virtu East entered into a new employment agreement with Mr. Fairclough on December 1, 2022 (the “New Fairclough Employment Agreement”) which amended and restated the terms of his prior employment agreement dated February 26, 2020 (the “Prior Fairclough Employment Agreement”), pursuant to which Mr. Fairclough continues to serve as our Co-President & Co-Chief Operating Officer, reporting to our Chief Executive Officer. Consistent with the Prior Fairclough Employment Agreement, the New Fairclough Employment Agreement further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Fairclough is permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees.
The New Fairclough Employment Agreement has an initial term ending on February 26, 2027, extended from February 26, 2024 under the Prior Fairclough Employment Agreement, with automatic renewals for successive one-year terms thereafter unless either we or Mr. Fairclough provides notice of non-renewal at least ninety days in advance of the expiration of the then current term. However, if a change in control of the Company occurs at a time when there is less than one year remaining in the term, the term will automatically be extended so that the expiration date is one year from the effective date of the change in control.
Under the New Fairclough Employment Agreement, Mr. Fairclough’s base salary is $600,000, as compared to $500,000 under the Prior Fairclough Employment Agreement, and Mr. Fairclough is eligible to earn an annual bonus with a target bonus opportunity equal to $2,000,000 and a maximum bonus opportunity equal to $3,000,000, as compared to a target bonus opportunity of $1,500,000 and a maximum bonus opportunity of $2,500,000 under the Prior Fairclough Employment Agreement. 50% of the annual bonus will be based on the achievement of quantitative targets set by the Company’s Chief Executive Officer together with the Compensation Committee and 50% of the annual bonus will be based on the achievement of qualitative goals set by the Company’s Chief Executive Officer together with the Compensation Committee, as compared to 80% based on the achievement of quantitative targets and 20% based on the achievement of qualitative targets under the Prior Fairclough Employment Agreement. To the extent earned, 50% of the annual bonus will be paid in cash, 30% of the annual bonus will be paid in the form of restricted stock units or restricted shares of Class A common stock of the Company that vest in three equal annual installments and the remaining 20% will be paid in the form of fully vested shares of Class A common stock or DSUs.
The New Fairclough Employment Agreement provides that Mr. Fairclough will be eligible to receive an annual equity grant at the beginning of each calendar year. It is our board of directors’ current intention that the annual equity grant will be in the form of 75,000 restricted shares of Class A common stock that are subject to performance and service conditions. The number of shares earned under each annual equity grant under the New Fairclough Employment Agreement will be based on the percentage of budgeted EBITDA achieved in the applicable calendar year, with a 100% of shares earned upon at least 65% achievement, and a number of shares, which may be zero, vesting at the discretion of the Compensation Committee in the event than less than 65% is achieved. To the extent any shares of Class A common stock are earned with respect to an applicable annual equity grant, 50% of such shares will vest on or about the end of the calendar year to which such award relates and the remaining 50% will vest on or about the end of the subsequent calendar year, subject to Mr. Fairclough’s continued employment through each applicable vesting date and in each case subject to the terms of the applicable award agreement.
The Prior Fairclough Employment Agreement provided for a special long-term equity award in the form of 150,000 restricted shares of Class A common stock that are subject to performance and service conditions, which was issued on February 27, 2020. The number of shares earned under each annual equity grant will be based on
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Executive Compensation
the percentage of budgeted EBITDA achieved in each of the three calendar years during the vesting period, with a minimum of 50% of shares earned upon at least 70% achievement and 100% of shares earned upon at least 75% achievement. To the extent any shares of Class A common stock are earned with respect to an applicable calendar year, such shares will vest on the last day of such calendar year to which such award relates.
Consistent with the Prior Fairclough Employment Agreement, the New Fairclough Employment Agreement further provides that Mr. Fairclough is entitled to participate in all of the Company’s benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection.
Finally, and consistent with the Prior Fairclough Employment Agreement, the New Fairclough Employment Agreement includes an acknowledgment that Mr. Fairclough continues to be bound by the confidentiality and restrictive covenant provisions set forth in his original agreement, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the thirty-six-month anniversary of the date on which Mr. Fairclough ceases to be an officer or employee of the Company. Consistent with the Prior Fairclough Employment Agreement, the New Fairclough Employment Agreement provides for severance upon certain terminations of employment as described below under “Potential Payments Upon Termination of Employment or Change in Control.”
Employment Agreement with Mr. Cavoli
Virtu East entered into a new employment agreement with Mr. Cavoli on December 1, 2022 (the “New Cavoli Employment Agreement”), which amended and restated the terms of his prior employment agreement dated February 26, 2020 (the “Prior Cavoli Employment Agreement), pursuant to which Mr. Cavoli will continue to serve as our Executive Vice President, Markets and report to our Chief Executive Officer. Consistent with the Prior Cavoli Employment Agreement, the New Cavoli Employment Agreement further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Cavoli is permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees.
The New Cavoli Employment Agreement has an initial term ending on February 26, 2026, extended from February 26, 2023 under the Prior Cavoli Employment Agreement, with automatic renewals for successive one-year terms thereafter unless either we or Mr. Cavoli provides notice of non-renewal at least ninety days in advance of the expiration of the then current term. However, if a change in control of the Company occurs at a time when there is less than one year remaining in the term, the term will automatically be extended so that the expiration date is one year from the effective date of the change in control.
Under the New Cavoli Employment Agreement, Mr. Cavoli’s base salary is $600,000, as compared to $500,000 under the Prior Cavoli Employment Agreement, and Mr. Cavoli is eligible to earn an annual bonus with a target bonus opportunity equal to $2,000,000 and a maximum bonus opportunity equal to $3,000,000, as compared to a target bonus opportunity equal to $1,500,000 and a maximum bonus opportunity equal to $2,500,000 under the Prior Cavoli Employment Agreement. 50% of the annual bonus will be based on the achievement of quantitative targets set by the Company’s Chief Executive Officer together with the Compensation Committee and 50% of the annual bonus will be based on the achievement of qualitative goals set by the Company’s Chief Executive Officer together with the Compensation Committee, as compared to 80% based on the achievement of quantitative goals and 20% based on the achievement of qualitative goals under the Prior Cavoli Employment Agreement. To the extent earned, 50% of the annual bonus will be paid in cash, 30% of the annual bonus will be paid in the form of restricted stock units or restricted shares of Class A common stock of the Company that vest in three equal annual installments and the remaining 20% will be paid in the form of fully vested shares of Class A common stock or DSUs.
The New Cavoli Employment Agreement provides that Mr. Cavoli will be eligible to receive an annual equity grant at the beginning of each calendar year. It is our board of directors’ current intention that the annual equity grant will be in the form of 75,000 restricted shares of Class A common stock that are subject to performance and service conditions. The number of shares earned under each annual equity grant under the New Cavoli Employment Agreement will be based on the percentage of budgeted EBITDA achieved in the applicable calendar year, with a 100% of shares earned upon at least 65% achievement, and a number of shares, which may be zero, vesting at the discretion of the Compensation Committee in the event than less than 65% is achieved. To the extent any shares of Class A common stock are earned with respect to an applicable annual equity grant, 50% of such shares will vest on or about the end of the calendar year to which such award relates and the remaining 50% will vest on or about
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Executive Compensation
the end of the subsequent calendar year, subject to Mr. Cavoli’s continued employment through each applicable vesting date and in each case subject to the terms of the applicable award agreement.
The Prior Cavoli Employment Agreement also provided for a special long-term equity award in the form of 150,000 restricted shares of Class A common stock that are subject to performance and service conditions, which was issued on February 27, 2020. The number of shares earned under each annual equity grant will be based on the percentage of budgeted EBITDA achieved in each of the three calendar years during the vesting period, with a minimum of 50% of shares earned upon at least 70% achievement and 100% of shares earned upon at least 75% achievement. To the extent any shares of Class A common stock are earned with respect to an applicable calendar year, such shares will vest on the last day of such calendar year to which such award relates.
Consistent with the Prior Cavoli Employment Agreement, the New Cavoli Employment Agreement further provides that Mr. Cavoli is entitled to participate in all of the Company’s benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection.
Finally, and consistent with the Prior Cavoli Employment Agreement, the New Cavoli Employment Agreement includes an acknowledgment that Mr. Cavoli continues to be bound by the confidentiality and restrictive covenant provisions set forth in his original agreement, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the eighteen-month anniversary of the date on which Mr. Cavoli ceases to be an officer or employee of the Company.
Consistent with the Prior Cavoli Employment Agreement, the New Cavoli Employment Agreement provides for severance upon certain terminations of employment as described below under “Potential Payments Upon Termination of Employment or Change in Control.”
Employment Agreement with Mr. Galvin
Virtu East entered into an employment agreement with Mr. Galvin on August 7, 2020, on an “at will” employment basis. The employment agreement provides for a salary of $250,000 per year, which was increased to $300,000 in fiscal year 2021. In addition, the employment agreement provides for eligibility to earn an annual bonus payable in cash and stock, as determined at the sole discretion of Virtu East, except that such bonus was specified in the amount of $450,000 for the year ended December 31, 2020. The employment agreement also provided for a grant of restricted stock units with the number of restricted stock units to be granted determined by dividing $300,000 by the applicable issue price of the Company’s Class A common stock following Mr. Galvin’s start date, and provided that Mr. Galvin is eligible to participate in all benefit programs of Virtu East available to similarly situated employees.
In connection with his employment agreement, Mr. Galvin entered into a restrictive covenant agreement that provides for confidentiality and non-disparagement restrictions and that he will not engage in any business that competes with Virtu or its affiliates, and he will not solicit or hire employees, consultants or members of Virtu East, its subsidiaries or its affiliates during his employment and for a period of 12 months thereafter.
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Executive Compensation
OUTSTANDING EQUITY AWARDS AT END OF FISCAL YEAR 2022
The following table provides information about each of the outstanding awards of options to purchase our common stock and restricted stock units held by each named executive officer as of December 31, 2022.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unvested Stock Awards (#)	Equity Incentive Plan Awards: Market Value of Unvested Stock Awards ($)(1)
Douglas A. Cifu	—	—	—	—	26,841(2)	547,825
					36,168(3)	738,189
					48,783(4)	995,661
					150,000(5)	3,061,500
Joseph Molluso	—	—	—	—	66,666(2)	1,360,653
					50,000(7)	1,020,500
					18,084(3)	369,094
					24,391(4)	497,820
Brett Fairclough					11,810(2)	241,042
					50,000(7)	1,020,500
					16,999(3)	346,950
					24,391(4)	497,820
Stephen Cavoli	—	—	—	—	9,970(2)	203,488
					50,000(7)	1,020,500
					16,999(3)	346,950
					24,391(4)	497,820
Sean P. Galvin	—	—	—	—	4,412(6)	90,049
					7,024(4)	143,360
					45,000(4)	918,450

(1)
Market value is based on the closing price of a share of our Class A common stock on December 31, 2022 (the last trading day of fiscal year 2022) equal to $20.41.

(2)
These restricted stock units will vest on January 24, 2023.

(3)
These restricted stock units will vest ratably on each of February 1, 2023, and February 1, 2024.

(4)
These restricted stock units will vest ratably on each of February 3, 2023, February 3, 2024, and February 3, 2025.

(5)
This amount represents the number of earned but unvested restricted shares as further described above under “Cifu Equity Awards” that will vest on January 31, 2023 and January 31, 2024.

(6)
These restricted stock units will vest August 12, 2023.

(7)
This amount represents the number of earned but unvested restricted shares that will vest on January 31, 2023.

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Executive Compensation
OPTION EXERCISES AND STOCK VESTED
DURING FISCAL YEAR 2022
The following table sets forth as to each of the named executive officers’ information on exercises of options to purchase our common stock, the vesting of restricted and unrestricted shares of our common stock, and the vesting of restricted stock units during 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(6)	Value Realized on Vesting ($)
Douglas A. Cifu(1)			170,463	4,388,303
Joseph Molluso(2)			91,971	2,697,463
Brett Fairclough(3)			39,423	1,184,626
Stephen Cavoli(4)			37,133	1,118,865
Sean P. Galvin(5)			9,096	257,542

(1)
For Mr. Cifu, this includes the vesting of 18,015 RSUs on January 23, 2022, at a closing price of $28.54, 26,841 RSUs on January 24, 2022, at a closing price of $28.76, 18,085 RSUs on February 1, 2022, at a closing price of $30.47, 32,522 RSUs on February 3, 2022 at a closing price of $31.03 and 75,000 RSUs on December 27, 2022 at a closing price of $20.56, the latter two of which awards were subject to a deferral election under the DCP.

(2)
For Mr. Molluso, this includes the vesting of 66,667 RSUs on January 24, 2022, at a closing price of $28.76, 9,042 RSUs on February 1, 2022, at a closing price of $30.47 and 16,262 RSUs on February 3, 2022, at a closing price of $31.03, which was subject to a deferral election under the DCP..

(3)
For Mr. Fairclough, this includes the vesting of 11,810 RSUs on January 24, 2022, at a closing price of $28.76, 8,499 RSUs on February 1, 2022, at a closing price of $30.47, 16,262 RSUs on February 3, 2022, at a closing price of $31.03, 2,852 RSUs on January 23, 2022, at a closing price of $28.54.

(4)
For Mr. Cavoli, this includes the vesting of 2,402 RSUs on January 23, 2022, at a closing price of $28.54, 9,970 RSUs on January 24, 2022, at a closing price of $28.76, 8,499 RSUs on February 1, 2022, at a closing price of $30.47, 16,262 RSUs on February 3, 2022, at a closing price of $31.03.

(5)
For Mr. Galvin, this includes the vesting of 4,412 RSUs on August 12, 2022, at a closing price of $25.43, 4,684 RSUs on February 3, 2022, at a closing price of $31.03.

(6)
The number of shares delivered upon vesting of the executive’s stock awards were reduced by a number of shares with a market value equal to the applicable tax withholding amounts on their awards. As a result, the actual shares acquired by Messrs. Cifu, Molluso, Fairclough, Cavoli and Galvin upon the vesting and settlement of their stock awards was 144,057, 86,970, 24,222, 19,813 and 7,407, respectively.

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Executive Compensation
NONQUALIFIED DEFERRED COMPENSATION
DURING FISCAL YEAR 2022
The following table sets forth the information as to each of our named executive officers who participated in our DCP, as discussed in the “Employee Benefits and Perquisites — Compensation Discussion and Analysis” section above, and chose to defer a portion of their compensation in the form of deferred stock units during 2022.
In fiscal year 2022, of our named executive officers, only Messrs. Cifu and Molluso participated in the DCP and chose to defer a portion of their compensation in the form of deferred stock units. Their contributions represent deferred bonus (for each of Messrs. Cifu and Molluso) and deferred annual equity awards (for Mr. Cifu) and are included in the amounts reported for bonus in the Summary Compensation Table for each of them.
Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Douglas A. Cifu	$2,539,908	—	$(873,287)	—	$3,828,871
Joseph Molluso	$504,610	—	$(157,034)	—	$347,576

(1)
Represents the vest date fair value of equity awards which vested during the fiscal year and were subject to a qualifying deferral under the DCP and were issued in the form of DSUs.

(2)
Represents the change in value of DSUs disclosed under “Executive Contributions in Last FY” column from vest date to year end, plus the value of dividend equivalents issued in respect of such DSUs

(3)
Represents the aggregate value of all deferred amounts by each participant as of last fiscal year end.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL
Severance Benefits
Under Mr. Cifu’s employment agreement, if Mr. Cifu’s employment is terminated by us without Cause (as defined in the employment agreement), due to death or Disability (as defined in the employment agreement), by the executive for Good Reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of the Company’s delivery of a notice of non-renewal of the term, then in addition to receiving his accrued amounts, Mr. Cifu will receive, subject to the execution of a release of claims: (A) severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the “Cifu Severance Amount”); (B) continued health, dental, vision and life insurance benefits under the terms of our benefit plans for (x) twelve months or (y) the period from termination of employment through the remainder of the term, whichever is longer (the “Benefits Continuation Period”); and following the Benefits Continuation Period, continued participation in the Company’s health, dental, vision and life insurance until the earlier of (i) Mr. Cifu’s independents reaching the age of 26, (ii) Mr. Cifu or his spouse becoming eligible for Medicare, or (iii) Mr. Cifu becoming eligible for comparable coverage under another employer’s benefit plans, subject to Mr. Cifu’s payment of the full cost of such benefits; (C) continued eligibility to earn shares of Class A common stock under his then current annual equity grant, and to the extent earned, a pro rata portion of such shares shall be deemed vested on the last day of the calendar year to which such award relates (the “Cifu Equity Acceleration”); (D) accelerated vesting of any earned but unvested shares of Class A common stock under the annual equity grant granted in the year prior to the year of termination; and (E) 150,000 shares of fully vested Class A common stock or DSUs, if elected.
Under the New Molluso Employment Agreement, if Mr. Molluso’s employment is terminated by us without Cause (as defined in the employment agreement), due to death or Disability (as defined in the employment agreement), by the executive for Good Reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of the Company’s delivery of a notice of non-renewal of the term, then in addition to receiving his accrued amounts, subject to the execution of a release of claims: (A) Mr. Molluso will receive severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the “Molluso Severance Amount”); (B) Mr. Molluso will receive any bonus that the Company has definitively determined to pay Mr. Molluso and which was authorized and approved, but had not yet been paid as of the date of
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Executive Compensation
termination; (C) Mr. Molluso will receive continued health, dental, vision and life insurance benefits under the terms of our benefit plans for the Benefits Continuation Period; and following the Benefits Continuation Period, continued participation in the Company’s health, dental, vision and life insurance until the earlier of (i) Mr. Molluso’s independents reaching the age of 26, (ii) Mr. Molluso or his spouse becoming eligible for Medicare, or (iii) Mr. Molluso becoming eligible for comparable coverage under another employer’s benefit plans, subject to Mr. Molluso’s payment of the full cost of such benefits; (D) continued eligibility to earn shares of Class A common stock under his then current annual equity grant, and to the extent earned, a pro rata portion of such shares shall be deemed vested on the last day of the calendar year to which such award relates (the “Molluso Equity Acceleration”); (E) accelerated vesting of any earned but unvested shares of Class A common stock under the annual equity grant granted in the year prior to the year of termination; and (F) 75,000 shares of fully vested Class A common stock or DSUs, if elected.
Under the New Fairclough Employment Agreement, if Mr. Fairclough’s employment is terminated by us without Cause (as defined in the employment agreement), due to death or Disability (as defined in the employment agreement), by the executive for Good Reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of the Company’s delivery of a notice of non-renewal of the term, then in addition to receiving his accrued amounts, subject to the execution of a release of claims: (A) Mr. Fairclough will receive severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the “Fairclough Severance Amount”); (B) Mr. Fairclough will receive any bonus that the Company has definitively determined to pay Mr. Fairclough and which was authorized and approved, but had not yet been paid as of the date of termination; (C) Mr. Fairclough will receive continued health, dental, vision and life insurance benefits under the terms of our benefit plans for the Benefits Continuation Period; and following the Benefits Continuation Period, continued participation in the Company’s health, dental, vision and life insurance until the earlier of (i) Mr. Fairclough’s independents reaching the age of 26, (ii) Mr. Fairclough or his spouse becoming eligible for Medicare, or (iii) Mr. Fairclough becoming eligible for comparable coverage under another employer’s benefit plans, subject to Mr. Fairclough’s payment of the full cost of such benefits; (D) continued eligibility to earn shares of Class A common stock under his then current annual equity grant, and to the extent earned, a pro rata portion of such shares shall be deemed vested on the last day of the calendar year to which such award relates (the “Fairclough Equity Acceleration”); (E) accelerated vesting of any earned but unvested shares of Class A common stock under the annual equity grant granted in the year prior to the year of termination; and (F) 75,000 shares of fully vested Class A common stock or DSUs, if elected.
Under Mr. Cavoli’s current employment agreement, if Mr. Cavoli’s employment is terminated by us without Cause (as defined in the employment agreement), due to death or Disability (as defined in the employment agreement), by the executive for Good Reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of the Company’s delivery of a notice of non-renewal of the term, then in addition to receiving his accrued amounts, subject to the execution of a release of claims: (A) Mr. Cavoli will receive severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the “Cavoli Severance Amount”); (B) Mr. Cavoli will receive any bonus that the Company has definitively determined to pay Mr. Cavoli and which was authorized and approved, but had not yet been paid as of the date of termination; (C) Mr. Cavoli will receive continued health, dental, vision and life insurance benefits under the terms of our benefit plans for the Benefits Continuation Period; and following the Benefits Continuation Period, continued participation in the Company’s health, dental, vision and life insurance until the earlier of (i) Mr. Cavoli’s independents reaching the age of 26, (ii) Mr. Cavoli or his spouse becoming eligible for Medicare, or (iii) Mr. Cavoli becoming eligible for comparable coverage under another employer’s benefit plans, subject to Mr. Cavoli’s payment of the full cost of such benefits; (D) continued eligibility to earn shares of Class A common stock under his then current annual equity grant, and to the extent earned, a pro rata portion of such shares shall be deemed vested on the last day of the calendar year to which such award relates (the “Cavoli Equity Acceleration”); (E) accelerated vesting of any earned but unvested shares of Class A common stock under the annual equity grant granted in the year prior to the year of termination; and (F) 75,000 shares of fully vested Class A common stock or DSUs, if elected.
Mr. Galvin is not entitled to any payments or benefits in connection with the termination of his employment.
Severance Benefits Upon a Change in Control Termination
If Mr. Cifu is terminated at any time within sixty days before, or 24 months following, a change in control, then Mr. Cifu is entitled to the payments and benefits described above, however (1) in lieu of the Cifu Severance Amount,
42	2023 Proxy Statement

Executive Compensation
Mr. Cifu will be entitled to receive two and a half times the sum of (x) his base salary and (y) the annual bonus (including any amounts deferred or satisfied through the grant of equity awards) most recently awarded to Mr. Cifu for a completed fiscal year of the Company; (2) the Benefits Continuation Period will be extended to (x) 24 months or (y) the period from termination of employment through the remainder of the term, whichever is longer; and (3) in lieu of the Cifu Equity Acceleration, Mr. Cifu will be entitled to a pro rata portion of all of the shares underlying his then current annual equity grant, which shall be deemed vested on the last day of the calendar year to which such award relates.
If Mr. Molluso is terminated at any time in anticipation of, or within 12 months following, a change in control, then Mr. Molluso is entitled to the payments and benefits described above, however (1) in lieu of the Molluso Severance Amount, Mr. Molluso will be entitled to receive two and a half times the sum of (x) his base salary and (y) the annual bonus (including any amounts deferred or satisfied through the grant of equity awards) most recently awarded to Mr. Molluso for a completed fiscal year of the Company; (2) the Benefits Continuation Period will be extended to (x) 24 months or (y) the period from termination of employment through the remainder of the term, whichever is longer; and (3) in lieu of the Molluso Equity Acceleration, Mr. Molluso will be entitled to a pro rata portion of all of the shares underlying his then current annual equity grant, which shall be deemed vested on the last day of the calendar year to which such award relates.
If Mr. Fairclough is terminated at any time in anticipation of, or within 12 months following, a change in control, then Mr. Fairclough is entitled to the payments and benefits described above, however (1) in lieu of the Fairclough Severance Amount, Mr. Fairclough will be entitled to receive two and a half times the sum of (x) his base salary and (y) the annual bonus (including any amounts deferred or satisfied through the grant of equity awards) most recently awarded to Mr. Fairclough for a completed fiscal year of the Company; (2) the Benefits Continuation Period will be extended to (x) 24 months or (y) the period from termination of employment through the remainder of the term, whichever is longer; and (3) in lieu of the Fairclough Equity Acceleration, Mr. Fairclough will be entitled to a pro rata portion of all of the shares underlying his then current annual equity grant, which shall be deemed vested on the last day of the calendar year to which such award relates.
If Mr. Cavoli is terminated at any time in anticipation of, or within 12 months following, a change in control, then Mr. Cavoli is entitled to the payments and benefits described above, however (1) in lieu of the Cavoli Severance Amount, Mr. Cavoli will be entitled to receive two and a half times the sum of (x) his base salary and (y) the annual bonus (including any amounts deferred or satisfied through the grant of equity awards) most recently awarded to Mr. Cavoli for a completed fiscal year of the Company; (2) the Benefits Continuation Period will be extended to (x) 24 months or (y) the period from termination of employment through the remainder of the term, whichever is longer; and (3) in lieu of the Cavoli Equity Acceleration, Mr. Cavoli will be entitled to a pro rata portion of all of the shares underlying his then current annual equity grant, which shall be deemed vested on the last day of the calendar year to which such award relates.
Mr. Galvin is not entitled to any payments or benefits in connection with the termination of his employment in anticipation of, or within 12 months following, a change in control.
For purposes of the employment agreements with Messrs. Cifu, Molluso, Fairclough, and Cavoli, “change in control” generally means (i) the acquisition by any person of beneficial ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, but excluding acquisitions by the Company, Vincent Viola and his permitted transferees and their respective affiliates or any employee benefit plan sponsored by the Company or any of its affiliates, (ii) a change in the composition of the board of directors such that members of the board of directors during any consecutive 12 month period cease to constitute a majority of the board of directors, (iii) the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company, or (iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company.
If any payments to Messrs. Cifu, Molluso, Fairclough, Cavoli, and Galvin are determined to be so called “golden parachute” payments subject to the excise tax under Section 4999 of the Code, then such payments will be reduced to the extent such reduction would result in the executive retaining a greater net after tax amount than he would have retained had he received the full amount of the payments and paid the applicable excise tax.
2023 Proxy Statement	43

Executive Compensation
Estimated Payments Upon Termination of Employment or Change in Control
Assuming each named executive officer’s termination of employment occurred on December 31, 2022, or a change in control occurred on December 31, 2022, the dollar value of the payments and other benefits to be provided to each of the named executive officers are estimated in the table below.
Name	Death, Disability, Termination Without Cause or for Good Reason ($)	Death, Disability, Termination Without Cause or for Good Reason 60 Days Prior to or 24 Months Following a Change in Control ($)	Non-Renewal by the Company ($)	Non-Renewal by the Company 60 Days Prior to or 24 Months Following a Change in Control ($)	Resignation without Good Reason
Douglas A. Cifu
Severance	8,321,918(1)	17,349,315(2)	8,321,918(1)	17,349,315(2)	—
Restricted Stock	6,123,000(3)	6,123,000(3)	6,123,000(3)	6,123,000(3)	—
Stock Options	—	—	—	—	—
Joseph Molluso
Severance	2,923,767(4)	8,399,726(5)	2,923,767(4)	8,399,726(5)	—
Restricted Stock	2,551,250(6)	2,551,250(6)	2,551,250(6)	2,551,250(6)	—
Stock Options	—	—	—	—	—
Brett Fairclough
Severance	3,482,260(7)	8,523,836(8)	3,482,260(7)	8,523,836(8)	—
Restricted Stock	2,551,250(9)	2,551,250(9)	2,551,250(9)	2,551,250(9)	—
Stock Options	—	—	—	—	—
Stephen Cavoli
Severance	2,807,260(10)	8,373,836(11)	2,807,260(10)	8,373,836(11)	—
Restricted Stock	2,551,250(12)	2,551,250(12)	2,551,250(12)	2,551,250(12)	—
Stock Options	—	—	—	—	—
Sean P. Galvin
Severance	—	—	—	—	—
Restricted Stock	—	—	—	—	—
Stock Options	—	—	—	—	—

(1)
Represents a cash severance payment of an amount equal to the greater of (i) base salary and continued health, dental, vision and life insurance benefits through the remainder of applicable employment term and (ii)12 months of base salary health, dental, vision and life insurance benefits.

(2)
Represents a cash severance payment of an amount equal to (i) 2.5 times the sum of (a) executive’s base salary and (b) the most recently awarded annual bonus (which was $5,000,000) and (ii) continued health, dental, vision and life insurance benefits for twenty-four months.

(3)
Represents the value of (i) accelerated vesting of a pro rata portion of all of the shares underlying his then-current annual equity grant based on shares earned, which was 150,000, and (ii) a grant of 150,000 shares of Class A common stock.

(4)
Represents a cash severance payment of an amount equal to base salary continuation and continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., April 30, 2026).

(5)
Represents a cash severance payment of an amount equal to (i) 2.5 times the sum of (a) executive’s base salary and (b) the most recently awarded annual bonus (which was $2,500,000) and (ii) continued health, dental, vision and life insurance benefits for twenty-four months.

(6)
Represents the value of (i) accelerated vesting of a pro rata portion of all of the shares underlying his special equity award, which is 50,000, and (ii) a grant of 75,000 shares of Class A common stock.

(7)
Represents a cash severance payment of an amount equal to base salary continuation and continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., February 26, 2027).

44	2023 Proxy Statement

Executive Compensation
(8)
Represents a cash severance payment of an amount equal to (i) 2.5 times the sum of (a) executive’s base salary and (b) the most recently awarded annual bonus (which was $2,500,000) and (ii) continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., February 26, 2027).

(9)
Represents the value of (i) accelerated vesting of a pro rata portion of all of the shares underlying his special equity award, which is 50,000, and (ii) a grant of 75,000 shares of Class A common stock.

(10)
Represents a cash severance payment of an amount equal to base salary continuation and continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., February 26, 2026).

(11)
Represents a cash severance payment of an amount equal to (i) 2.5 times the sum of (a) executive’s base salary and (b) the most recently awarded annual bonus (which was $2,500,000) and (ii) continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., February 26, 2026).

(12)
Represents the value of (i) accelerated vesting of a pro rata portion of all of the shares underlying his special equity award, which is 50,000, and (ii) a grant of 75,000 shares of Class A common stock.

2023 Proxy Statement	45

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our Chief Executive Officer, Mr. Douglas A. Cifu, and the annual total compensation of our median employee. For the year ended December 31, 2022:
•
The median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was approximately $240,512;

•
The annual total compensation of our Chief Executive Officer was $12,052,261 (as disclosed in the Summary Compensation Table herein); and

•
Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median employee was 50 to 1.

To determine the median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer), we identified our total employee population as of December 31, 2022, which consisted of approximately 990 individuals, 8 of which were temporary employees.
We determined the median based on each employee’s annual base pay as of December 31, 2022, plus the variable incentive compensation award they received in 2023 for the 2022 performance year. Variable incentive compensation consisted of cash bonuses and/or the fair value of stock awards granted under the Virtu Financial, Inc. Amended and Restated Management Incentive Plan and the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (which was assumed in connection with the ITG Acquisition) at the grant date. The annual total compensation of the median employee presented above is a reasonable estimate calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Hedging Policy
The Company’s Securities Trading Policy discourages speculative hedging transactions, but permits directors, officers and employees of the Company to enter into long-term (six-month or longer) hedging transactions relating to shares of common stock or stock options of the Company, subject to pre-clearance pursuant to the Securities Trading Policy.
46	2023 Proxy Statement

Compensation of Directors
The compensation payable to our non-employee directors consisted of the following during the year ended December 31, 2022:
•
an award of restricted stock units valued at $150,000 at the time of grant upon reelection at each subsequent annual meeting of stockholders. The restricted stock units vest on the one-year anniversary of the date of grant;

•
an annual cash retainer of $100,000, with no additional fees paid for board of director and committee meetings attended;

•
an annual cash retainer of $150,000 for the non-executive chairman of the board of directors, $40,000 for the chair of the Audit Committee, $30,000 for the chair of the Compensation Committee, $30,000 for the chair of the Nominating and Corporate Governance Committee and $30,000 for the chair of the Risk Committee; and

•
an annual cash retainer of $20,000 for members of the Audit Committee, $15,000 for members of the Compensation Committee, $15,000 for members of the Nominating and Corporate Governance Committee, and $15,000 for members of the Risk Committee.

After four years of service, non-employee directors must maintain a minimum stock ownership equal to $225,000.
The following table sets forth compensation earned by our directors during the year ended December 31, 2022.
Name	Fees Earned or Paid in Cash ($)(1)	Equity Award(s)(2)(3)	All Other Compensation ($)	Total ($)
Douglas A. Cifu	—	—		—
William F. Cruger, Jr	158,347	150,000	—	308,347
Virginia Gambale	134,691	150,000	—	284,691
Joseph J. Grano, Jr.	138,347	150,000	—	288,347
Robert Greifeld(4)	280,000	150,000	—	430,000
Joanne M. Minieri	138,347	150,000	—	288,347
John D. Nixon	185,000	150,000	—	335,000
Christopher C. Quick	145,000	150,000	—	295,000
David Urban	133,347	150,000	—	283,347
Michael T. Viola	145,000	150,000	—	295,000
Vincent Viola	—	—	—	—

(1)
The amounts reported in this column represent the fees allocable to fiscal year 2022.

(2)
The amounts reported in this column represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to the grant of restricted stock units. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)
As of December 31, 2022, Mmes. Gambale and Minieri, and Messrs. Cruger, Grano, Greifeld, Nixon, Quick, Urban, and Michael Viola each held 6,365 unvested restricted stock units of the Company. In addition, as of December 31, 2022, Vincent Viola held 693,750 stock options of the Company, all of which were vested and exercisable. For outstanding equity awards held by Mr. Cifu, please see “Outstanding Equity Awards at End of Fiscal Year 2022” above.

(4)
Mr. Greifeld served as a director and our Chairman until April 19, 2023.

2023 Proxy Statement	47

Proposal 3: Ratification of
Appointment of Independent
Registered Public Accounting Firm
Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by law. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment. Even if the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Virtu and its stockholders.
Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares represented at the Annual Meeting in person or by proxy is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions have the same effect as a vote “against” the proposal, and broker non-votes are not expected as the proposal is a “routine” proposal
The board of directors recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2023.
48	2023 Proxy Statement

Information Regarding Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 2018.
The Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and our stockholders.
Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Pre-Approval Policy

The policy of our Audit Committee is to review in advance and preapprove all audit or non-audit services to be provided by the Company’s independent or other registered public accounting firm and to approve all related fees and other terms of engagement.
All of the audit related, tax and all other services provided by PricewaterhouseCoopers LLP to us since their appointment in 2018, and by Deloitte & Touche LLP to us subsequent to our initial public offering in 2015 and until their dismissal in 2018, were approved by our Audit Committee, and none of such services were approved pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S X. All non-audit services provided subsequent to our initial public offering in 2015 were reviewed with the Audit Committee, which in each case concluded that the provision of such services by the relevant independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Independent Registered Public Accounting Firm Fees

The following table presents aggregate fees billed to us for services rendered by our current independent registered public accounting firm, PricewaterhouseCoopers LLP, for the fiscal years ended December 31, 2022, and December 31, 2021.
	2022	2021
Audit fees	$6,449,900	$6,343,035
Audit-related fees	$99,733	$129,732
Tax fees	$2,240,498	$2,160,918
All other fees	$—	$—
Total	$8,790,131	$8,633,685
Audit Fees

This category includes the aggregate fees during 2022 and 2021 for audit services provided by our independent registered public accounting firm for the fiscal years ending December 31, 2022 and December 31, 2021, including for the audits of our annual consolidated financial statements, and reviews of each of the quarterly financial statements included in our Quarterly Reports on Form 10-Q, as well as audits of the consolidated financial statements of various of our regulated and foreign operating subsidiaries.
Audit-Related Fees

This category includes the aggregate fees during 2022 and 2021 for services related to the performance of the audits and reviews described in the preceding paragraph that are not included in the Audit Fees category.
2023 Proxy Statement	49

Information Regarding Independent Registered Public Accounting Firm
This category also includes fees associated with (i) accounting consultations and due diligence related to certain transactions, (ii) services rendered in connection with our registration statements and securities offerings, (iii) reports on controls of a service organization, (iv) reports on internal controls with respect to client assets, and (v) subscriptions to technical accounting resources.
Tax Fees

This category includes the aggregate fees during 2022 and 2021 for professional tax services provided by the independent registered public accounting firm or its affiliates, including for tax compliance and tax advice.
All Other Fees

There were no other fees during 2022 and 2021.
50	2023 Proxy Statement

Proposal 4: Amendment to the Virtu Financial, Inc. Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation
The State of Delaware, which is our state of incorporation, recently amended Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) to permit the exculpation of officers in specified situations. Our Amended and Restated Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
The exculpation provision would only apply to certain officers, namely a person who (during the course of conduct alleged to be wrongful) (i) is or was president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the Company’s public filings with the Securities and Exchange Commission because such person is or was one of the most highly compensated executive officers of the Company; or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process.
As part of the Board’s ongoing evaluation of the corporate governance structures and practices of the Company, the Board considered the benefits and detriments of eliminating personal liability under certain circumstances for our executive officers. The Board believes it is appropriate for public companies in states that allow exculpation of officers to extend exculpation clauses in their certificates of incorporation to eligible officers. The nature of the roles of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Moreover, failing to adopt the proposed amendment to extend exculpation to our officers could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer.
Our stockholders should be aware that certain of our officers have interests in Proposal 4 that may be different from, or in addition to, the interests of our stockholders more generally since those officers will receive the liability exculpation protections afforded by Proposal 4. Our Board was aware of these interests and considered them, among other matters, in reaching its decision to approve Proposal 4. The amendment reflected in Proposal 4 was unanimously approved by the independent members of our Board of Directors, with our non-independent directors abstaining.
The Board believes Proposal 4 would better position us to retain our current officers and attract new officers, and enable such officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors.
Approval of this Proposal 4 constitutes approval of the Proposed Amended and Restated Articles of Incorporation as set forth above and in Appendix A. In Appendix A, additions are indicated by underlining and deletions are indicated
2023 Proxy Statement	51

Proposal 4: Amendment to the Virtu Financial, Inc. Certificate of Incorporation to
Reflect New Delaware Law Provisions Regarding Officer Exculpation
by strikethroughs. This description of the Proposed Amendment is a summary and is qualified by the complete text of the Proposed Amended and Restated Articles of Incorporation.
Proposal 4 is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.
Broker non-votes have no effect on this proposal, and abstentions have the same effect as a vote “against” the proposal.
Our board of directors recommends that you vote “FOR” the amendment to the Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.
52	2023 Proxy Statement

Audit Committee Report
The following is the report of the Audit Committee of Virtu Financial, Inc. (the “Company”) with respect to our audited financial statements for the year ended December 31, 2022. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the Securities and Exchange Commission (“SEC”), and such information shall not be incorporated by reference into any future filing under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such information by reference in such filing.
The Audit Committee hereby reports as follows:
1. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.
2. The Audit Committee has discussed with the Company’s independent registered public accounting firm the overall scope of, and plans for, their audit. The Audit Committee has met with the independent registered public accounting firm to discuss the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
3.The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with PricewaterhouseCoopers LLP’s independence.
4. The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s website at: http://ir.virtu.com/corporate-governance.cfm.
5. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s board of directors, and the board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
AUDIT COMMITTEE
William F. Cruger, Jr.
Joseph J. Grano, Jr.
Joanne M. Minieri
John D. Nixon.
2023 Proxy Statement	53

Stock Ownership of Certain Beneficial Owners and Management
The tables below set forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock by:
•
Each of our directors and executive officers;

•
Each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock and Class B common stock; and

•
All of our directors and executive officers as a group.

We have four classes of authorized common stock. The Class A common stock and the Class C common stock have one vote per share. The Class B common stock and the Class D common stock have 10 votes per share. Shares of our common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.
Prior to our initial public offering, our business was conducted through Virtu Financial and its subsidiaries. In a series of transactions that occurred in connection with our initial public offering, (i) we became the sole managing member of Virtu Financial and acquired non-voting common interest units of Virtu Financial Units, (ii) certain direct or indirect equity holders of Virtu Financial acquired shares of our Class A common stock and (iii) certain direct or indirect equity holders of Virtu Financial had their interests reclassified into Virtu Financial Units and acquired shares of our Class C common stock or, in the case of the Founder Member only, shares of our Class D common stock (collectively, the “Virtu Members”). Subject to certain restrictions, each Virtu Member, other than the Founder Member, has the right at any time to exchange any vested Virtu Financial Units (together with a corresponding number of shares of Class C common stock) for shares of Class A common stock on a one for one basis. Subject to certain restrictions, the Founder Member has the right at any time to exchange any Virtu Financial Units (together with a corresponding number of shares of Class D common stock) for shares of Class B common stock on a one for one basis. Shares of Class B common stock may be converted into shares of Class A common stock on a one for one basis.
The numbers of shares of Class A common stock beneficially owned and percentages of beneficial ownership set forth in the table below assume that (i) all Virtu Financial Units (together with the corresponding shares of Class C common stock) that have vested or will vest within 60 days have been exchanged for shares of Class A common stock, (ii) all Virtu Financial Units (together with the corresponding shares of Class D common stock) have been exchanged for shares of Class B common stock and (iii) all shares of Class B common stock have been converted into shares of Class A common stock. Subject to the assumptions in the preceding sentence, the amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
Except as set forth in the footnotes below, the percentages included in the following table are based on 95,833,520 shares of Class A common stock outstanding, 8,856,531 Virtu Financial Units and related shares of Class C common stock and 60,091,740 Virtu Financial Units and related shares of Class D common stock outstanding as of April 14, 2023.
54	2023 Proxy Statement

Stock Ownership of Certain Beneficial Owners and Management
Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Virtu Financial, Inc., 1633 Broadway, New York, New York 10019.
	Class A Common Stock (on a fully exchanged and converted basis)		Class B Common Stock (on a fully exchanged and converted basis)(1)		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Percentage
	As of April 14, 2023 (unless otherwise stated in the footnotes below)
Name of Beneficial Owner
5% Equity holders
TJMT Holdings LLC(3)	68,244,453	41.0%	60,091,740	100.0%	85.8%
Virtu Employee Holdco LLC(4)	4,142,980	2.5%	—	—	*
The Vanguard Group(5)	9,465,023	5.7%	—	—	1.3%
William Blair Investment Management, LLC(6)	8,203,044	4.9%	—	—	1.2%
Directors and Executive Officers
Vincent Viola(3)	68,244,453	41.0%	60,091,740	100.0%	85.8%
Douglas A. Cifu(7)	4,771,495	2.9%	—	—	*
Stephen Cavoli	123,272	*	—	—	*
Sean P. Galvin	27,124	*	—	—	*
Brett Fairclough(8)	97,935	*	—	—	*
Joseph Molluso (9)	390,729	*	—	—	*
William F. Cruger, Jr.(8)	48,966	*	—	—	*
Virginia Gambale	14,397	*	—	—	*
Joseph J. Grano, Jr.	17,016	*	—	—	*
Joanne M. Minieri	16,187	*	—	—	*
John D. Nixon	35,583	*	—	—	*
Christopher C. Quick	35,998	*	—	—	*
David J. Urban	19,841	*	—	—	*
Michael T. Viola(3)	68,244,453	41.0%	60,091,740	100.0%	86.0%
All directors and executive officers as a group (15 persons)	74,424,356	44.8%	60,091,740	100.0%	86.9%

*
Less than 1%

(1)
Represents (i) 60,091,740 shares of Class A common stock issuable to the Founder Member at any time upon (a) the exchange of the 60,091,740 Virtu Financial Units and an equal number of shares of Class D common stock held by the Founder Member for shares of Class B common stock; and (b) the conversion of such shares of Class B common stock into shares of Class A common stock.

(2)
Percentage of combined voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock, voting together as a single class. Each holder of Class B common stock and Class D common stock is entitled to 10 votes per share and each holder of Class A common stock and Class C common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C common stock and Class D common stock do not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with our Class A common stock and Class B common stock.

(3)
The Founder Member is owned by trusts for the benefit of family members of Vincent Viola and Teresa Viola, Vincent Viola’s wife. Teresa Viola and Michael T. Viola, Vincent Viola’s son and one of our directors, share dispositive control and voting control over the shares held by the Founder Member. As a result of these relationships, Teresa Viola, Michael T. Viola and Vincent Viola may be deemed to beneficially own (i) 60,091,740 shares of Class A common stock issuable to the Founder Member upon the exchange of Virtu Financial Units and an equal number of shares of Class D common stock held by the Founder Member, (ii) 216,680 shares of Class A common stock issuable to the Founder Member upon the exchange of Virtu Financial Units and an equal number of shares of Class C common stock held by the Founder Member, (iii) 3,000,000 shares of Class A common stock held directly by the Founder, (iv) 4,142,980 shares of Class A common stock issuable to Virtu Employee Holdco upon the exchange of Virtu Financial Units and an equal number of shares of Class C common stock held by Virtu Employee Holdco, (v) 99,303 shares of Class A common stock held directly by Michael T. Viola, and (vi) 693,750 shares of Class A common stock issuable to Mr. Vincent Viola upon the exercise of stock options that have vested or will vest within the next 60 days.

(4)
Mr. Viola is the manager of Virtu Employee Holdco, a vehicle that holds Virtu Financial Units on behalf of certain directors and key employees, and exercises dispositive control and voting control over the 4,142,980 shares of Class A common stock issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by Virtu Employee Holdco (including both vested

2023 Proxy Statement	55

Stock Ownership of Certain Beneficial Owners and Management
and unvested Virtu Financial Units and corresponding shares of Class C common stock), which represents 2.5% of the shares of Class A common stock on a fully exchanged and converted basis as of April 14, 2023. Mr. Viola disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.
(5)
Based upon statements in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 9, 2023. Vanguard has (i) shared voting power over 31,588 shares of Class A common stock; (ii) sole dispositive power over 9,342,068 shares of Class A common stock; and (iii) shared dispositive power over 122,955 shares of Class A common stock. The aggregate amount of Class A common stock beneficially owned by Vanguard represents 5.6% of the shares of Class A common stock on a fully exchanged and converted basis as of April 5, 2023. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(6)
Based upon statements in the Schedule 13G filed by William Blair Investment Management, LLC (“William Blair”) on February 9, 2023. William Blair has (i) sole voting power over 7,202,173 shares of Class A common stock; and (ii) sole dispositive power over 8,203,044 shares of Class A common stock. The aggregate amount of Class A common stock beneficially owned by William Blair represents 4.9% of the shares of Class A common stock on a fully exchanged and converted basis as of April 7, 2022. The address of William Blair is 150 North Riverside Plaza, Chicago, IL 60606.

(7)
The Class A common stock owned by Mr. Cifu is comprised of (i) 2,830,742 shares of Class A common stock issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by DAC Investment LLC, owned by Mr. Cifu and Melissa B. Lautenberg, Mr. Cifu’s wife; (ii) 819,804 shares of Class A common stock issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by a trust for the benefit of the Cifu Family (the “2011 Cifu Family Trust”), (iii) 402,907 shares of Class A common stock held by Mr. Cifu directly; (iv) 392,755 shares of Class A common stock held by a trust for the benefit of the Cifu Family (the “2020 Cifu Family Trust”); and (v) 325,287 deferred stock units which will be settled in shares of Class A common stock upon the expiration of a specified deferral period or an earlier triggering event. Ms. Lautenberg, and Dr. Mitchel A. Lautenberg, Ms. Lautenberg’s brother, share dispositive control and voting control over the shares held by the 2011 Cifu Family Trust and Ms. Lautenberg holds sole dispositive control and voting control over the shares held by the 2020 Cifu Family Trust. Mr. Cifu may be deemed to beneficially own the shares held by the 2020 Cifu Family Trust and the 2021 Cifu Family Trust by virtue of his relationship with Ms. Lautenberg.

(8)
Includes Virtu Financial Units and corresponding shares of Class C common stock held by Virtu Employee Holdco on behalf of such person that have vested or will vest within the next 60 days.

(9)
The Class A common stock owned by Mr. Molluso is comprised of (i) 343,160 shares of Class A common stock and (ii) 47,569 deferred stock units which will be settled in shares of Class A common stock upon the expiration of a specified deferral period or an earlier triggering event.

56	2023 Proxy Statement

Certain Relationships and Related Party Transactions
Related Party Transactions Policies and Procedures

Upon the consummation of our initial public offering, we adopted a written Related Person Transaction Policy (the “Policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the Policy, our Audit Committee has overall responsibility for implementation of and compliance with the Policy.
For purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the Policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our board of directors or Compensation Committee.
The Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the Policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that the Audit Committee may determine whether to ratify, rescind or terminate the related person transaction.
The Policy also provides that the Audit Committee reviews certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.
Amended and Restated Virtu Financial Limited Liability Company Agreement

In connection with reorganization transactions preceding our initial public offering (which we refer to as the “reorganization transactions”), we, Virtu Financial and each of the Virtu Members (including the Founder Member, Mr. Cifu, certain affiliates of Silver Lake Partners, an affiliate of Temasek and Virtu Employee Holdco) entered into the Amended and Restated Virtu Financial LLC Agreement (as it may be amended from time to time).
In accordance with the terms of the Amended and Restated Virtu Financial LLC Agreement, we operate our business through Virtu Financial and its subsidiaries. Pursuant to the terms of the Amended and Restated Virtu Financial LLC Agreement, so long as affiliates of Mr. Viola continue to own any Virtu Financial Units, shares of our Class A common stock or securities exchangeable or convertible into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Virtu Financial and its subsidiaries or own any assets other than securities of Virtu Financial and its subsidiaries and/or any cash or other property or assets distributed by or otherwise received from Virtu Financial and its subsidiaries, unless we determine in good faith that such actions or ownership are in the best interest of Virtu Financial. As the sole managing member of Virtu Financial, we have control over all of the affairs and decision making of Virtu Financial. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Virtu Financial and the day-to-day management of Virtu Financial’s business. We will fund any dividends to our stockholders by causing Virtu Financial to make distributions to its equity holders, including the Founder Member, Virtu Employee Holdco, the Employee Trust and us, subject to the limitations imposed by our credit agreement.
2023 Proxy Statement	57

Certain Relationships and Related Party Transactions
The holders of Virtu Financial Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Virtu Financial. Net profits and net losses of Virtu Financial are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of Virtu Financial Units, though certain non pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The Amended and Restated Virtu Financial LLC Agreement provides for cash distributions to the holders of Virtu Financial Units for purposes of funding their tax obligations in respect of the taxable income of Virtu Financial that is allocated to them. Generally, these tax distributions are treated as advances and may be computed based on Virtu Financial’s estimate of the net taxable income of Virtu Financial allocable to each holder of Virtu Financial Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of our income), or another rate as determined by the Company in its discretion for one or more holders.
The Amended and Restated Virtu Financial LLC Agreement provides that, except as otherwise determined by us, if at any time we issue a share of our Class A common stock or Class B common stock, other than pursuant to an issuance and distribution to holders of shares of our common stock of rights to purchase our equity securities under a “poison pill” or similar stockholders rights plan or pursuant to an employee benefit plan, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Virtu Financial (unless such shares were issued by us solely to fund (i) our ongoing operations or pay our expenses or other obligations or (ii) the purchase from a member of Virtu Financial of Virtu Financial Units (in which case such net proceeds shall instead be transferred to the selling member as consideration for such purchase)) and Virtu Financial shall issue to us one Virtu Financial Unit. Similarly, except as otherwise determined by us, Virtu Financial will not issue any additional Virtu Financial Units to us unless we issue or sell an equal number of shares of our Class A common stock or Class B common stock. Conversely, if at any time any shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired, Virtu Financial will redeem, repurchase or otherwise acquire an equal number of Virtu Financial Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired. In addition, Virtu Financial will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Virtu Financial Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not affect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Virtu Financial Units.
Pursuant to the terms of the Amended and Restated Virtu Financial LLC Agreement, certain members of management of Virtu Financial, including Messrs. Viola and Cifu, are subject to non-compete and non-solicitation obligations until the third anniversary of the date on which such person ceases to be an officer, director or employee of ours. The employee members of Virtu Employee Holdco, including Mr. Fairclough, are subject to similar restrictions under the limited liability company agreements of Virtu Employee Holdco.
Subject to certain exceptions, Virtu Financial will indemnify the Virtu Members against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Virtu Financial’s business or affairs or the Amended and Restated Virtu Financial LLC Agreement or any related document.
Virtu Financial may be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) as determined by us. Upon dissolution, Virtu Financial will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Virtu Financial’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested Virtu Financial Units (after giving effect to any obligations of Virtu Financial to make tax distributions).
Historically, Virtu Financial has regularly declared and paid distributions on its equity interests to its members, including the Company. During the year ended December 31, 2022, Virtu Financial declared and paid $795.6 million in cash distributions to its members (including our Founder Member, Employee Holdco, and our executive officers).
58	2023 Proxy Statement

Certain Relationships and Related Party Transactions
Tax Receivable Agreements

In connection with the reorganization transactions, we acquired equity interests in Virtu Financial from certain affiliates of Silver Lake Partners and Temasek, as a result of a series of transactions (the “Mergers”). In addition, we used a portion of the net proceeds from our initial public offering to purchase Virtu Financial Units and corresponding shares of Class C common stock from certain direct or indirect equity holders of Virtu Financial. These purchases resulted in favorable tax basis adjustments to the assets of Virtu Financial that will be allocated to us and our subsidiaries. Future acquisitions of interests in Virtu Financial are expected to produce favorable tax attributes. In addition, future exchanges by certain direct or indirect equity holders of Virtu Financial of Virtu Financial Units and corresponding shares of Class C common stock or Class D common stock, as the case may be, for shares of our Class A common stock or Class B common stock, respectively, are expected to produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. Both the existing and anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.
We entered into three tax receivable agreements with certain direct or indirect equity holders of Virtu Financial (one with the Founder Member, Virtu Employee Holdco, the Employee Trust, certain management members and other post initial public offering investors), another with affiliates of Silver Lake Partners and affiliates of Temasek, and the other with other affiliates of Silver Lake Partners, that provide for the payment by us to certain direct or indirect equity holders of Virtu Financial (or their transferees of Virtu Financial Units or other assignees) of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) any increase in tax basis in Virtu Financial’s assets resulting from (a) the acquisition of equity interests in Virtu Financial from an affiliate of Silver Lake Partners and an affiliate of Temasek, and another affiliate of Temasek (the “Temasek Member”) in the reorganization transactions (which represents the unamortized portion of the increase in tax basis in Virtu Financial’s assets resulting from a prior acquisition of interests in Virtu Financial by an affiliate of Silver Lake Partners and Temasek, and the Temasek Member, (b) the purchases of Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) from certain direct or indirect equity holders of Virtu Financial using a portion of the net proceeds from our initial public offering or in any future offering, (c) exchanges by certain direct or indirect equity holders of Virtu Financial of Virtu Financial Units (together with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable, or (d) payments under the tax receivable agreements, (ii) any net operating losses available to us as a result of the Mergers and (iii) tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreements.
The actual increase in tax basis, as well as the amount and timing of any payments under these agreements, varies depending upon a number of factors, including the timing of exchanges by certain direct or indirect equity holders of Virtu Financial, the price of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the portion of our payments under the tax receivable agreements constituting imputed interest.
The payments we are required to make under the tax receivable agreements could be substantial. We expect that, as a result of the amount of the increases in the tax basis of the tangible and intangible assets of Virtu Financial, assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize in full the potential tax benefit described above, future payments to certain direct or indirect equity holders of Virtu Financial are expected to range from approximately $0.4 million to $22.0 million per year over the next 15 years. Such payments will occur only after we have filed our U.S. federal and state income tax returns and realized the cash tax savings from the favorable tax attributes. Future payments under the tax receivable agreements in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The payments under the tax receivable agreements are not conditioned upon the certain direct or indirect equity holders of Virtu Financial’s continued ownership of us.
In addition, although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the tax receivable agreements, certain direct or indirect equity holders of Virtu Financial (or their transferees or other assignees) will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed, except that any excess payments made to certain direct or indirect equity holders of Virtu Financial will be netted against future payments otherwise to be made under the
2023 Proxy Statement	59

Certain Relationships and Related Party Transactions
tax receivable agreements, if any, after our determination of such excess. As a result, in such circumstances we could make payments to certain direct or indirect equity holders of Virtu Financial under the tax receivable agreements that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.
In addition, the tax receivable agreements provide that, upon certain mergers, asset sales or other forms of business combination or certain other changes of control, our or our successor’s obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the tax receivable agreements. As a result, upon a change of control, we could be required to make payments under a tax receivable agreement that are greater than or less than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity.
In addition, the tax receivable agreements provide that in the case of a change in control of the Company, certain direct or indirect equity holders of Virtu Financial have the option to terminate the applicable tax receivable agreement, and we will be required to make a payment to such electing party in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.5% or LIBOR plus 100 basis points, which may differ from our, or a potential acquirer’s, then current cost of capital) under the tax receivable agreement, which payment would be based on certain assumptions, including those relating to our future taxable income. In these situations, our obligations under the tax receivable agreements could have a substantial negative impact on our, or a potential acquirer’s, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. These provisions of the tax receivable agreements may result in situations where certain direct or indirect equity holders of Virtu Financial have interests that differ from or are in addition to those of our other stockholders. In addition, we could be required to make payments under the tax receivable agreements that are substantial and in excess of our, or a potential acquirer’s, actual cash savings in income tax.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreements is dependent on the ability of our subsidiaries to make distributions to us. Our credit agreement restricts the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the tax receivable agreements. To the extent that we are unable to make payments under the tax receivable agreements for any reason, such payments will be deferred and will accrue interest until paid.
We made our first payment of $7.0 million in February 2017, our second payment of $12.4 million in September 2018, our third payment of $13.3 million in March 2020, our fourth payment of $16.5 million in April 2021, and our fifth payment of $21.3 million in March 2022. During the year ended December 31, 2022, the Founder Member received $7.8 million, and members and former members of Virtu Employee Holdco LLC received $3.1 million. Through April 14, 2023, during the year ended December 31, 2023, no payments had yet been made under the tax receivable agreements.
Indemnification Agreements

We entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.
Other Transactions

The Company incurs expenses and maintains balances with its affiliates in the ordinary course of business. As of December 31, 2022, the Company had a net receivable from its affiliates of $0.5 million.
The Company has held a minority interest in Japannext Co., Ltd. (“JNX”) since 2016. The Company pays exchange fees to JNX for the trading activities conducted on its proprietary trading system. For the year ended December 31, 2022, the Company paid $13.8 million to JNX for these trading activities.
The Company makes payments to two joint ventures (“JVs”) to fund the construction of the microwave communication networks, and to purchase microwave communication networks. For the year ended December 31, 2022, the Company paid $27.7 million to the JVs.
60	2023 Proxy Statement

Certain Relationships and Related Party Transactions
The Company has an interest in Members Exchange, a member-owned equities exchange. The Company pays regulatory and transaction fees and receives rebates from trading activities. For the year ended December 31, 2021, the Company received $16.0 million from Members Exchange.
The Company provides brokerage and related services to The Vanguard Group, Inc. and affiliates (“Vanguard”). As noted in footnote 5 to the beneficial ownership table on page 55 of this proxy statement, according to the Schedule 13G/A filed by Vanguard on February 9, 2023, Vanguard may have been deemed to have shared voting and dispositive power over more than 5% of the Company’s issued and outstanding Class A common shares. For the year ended December 31, 2022, the Company received $1.4 million from Vanguard for these services.
The Company provides brokerage and related services to William Blair Investment Management, LLC and affiliates. (“William Blair”). As noted in footnote 6 to the beneficial ownership table on page 55 of this proxy statement, according to the Schedule 13G/A filed by William Blair on February 9, 2023, William Blair may have been deemed to have shared voting and dispositive power over more than 5% of the Company’s issued and outstanding Class A common shares. For the year ended December 31, 2022, the Company received $0.2 million from William Blair for these services.
2023 Proxy Statement	61

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file with the SEC initial reports of stock ownership and reports of changes in ownership of common stock and other equity securities of the Company. All Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to fiscal year 2022, except that, due to administrative oversight (i) one Form 4 of Mr. Galvin reporting the acquisition of 4,412 shares Class A common stock and the corresponding vesting of 4,412 restricted stock units was filed late on February 7, 2023, and (ii) one Form 4 of Virtu Employee Holdco reporting the disposition of 173,535 shares of Class C common stock and corresponding Virtu Financial Units was filed late on February 3, 2023.
62	2023 Proxy Statement

Additional Information
List of Stockholders of Record

In accordance with Delaware law, a list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m. local time at our principal executive offices at 1633 Broadway, New York, New York 10019. If our offices are not generally open during the ten days prior to the Annual Meeting, stockholders of record may request a list of stockholders of record as of the Record Date for any purpose germane to the Annual Meeting by contacting us by mail sent to the attention of the Secretary of the Company at our principal executive offices located at 1633 Broadway, New York, New York 10019, or by calling us at (212) 418-0100. A list of stockholders of record will be available for inspection during the Annual Meeting through the meeting website.
Submission of Stockholder Proposals at Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2024 Annual Meeting of Stockholders must be received at our principal executive offices no later than December 282, 2023, unless the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or after June 13, 2024, in which case the stockholder proposal must be received a reasonable time before we begin to print and mail our proxy materials.
For any stockholder proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above but is instead sought to be presented directly at the 2024 Annual Meeting of Stockholders, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 14, 2024, and March 15, 2024, for the 2024 Annual Meeting of Stockholders. In the event that the 2024 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 13, 2024, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2024 Annual Meeting of Stockholders and no later than the later of (1) the 90th day prior to the 2024 Annual Meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the 2024 Annual Meeting of Stockholders, either by mail or other public disclosure.
Additionally, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2024.
All stockholder proposals should be sent to our principal executive offices at Virtu Financial, Inc., 1633 Broadway, New York, New York 10019, Attn: Secretary.
We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.
Consideration of Stockholder Recommended Director Nominees

Our Nominating and Corporate Governance Committee will consider director nominee recommendations submitted by our stockholders. Stockholders who wish to recommend a director nominee must submit their suggestions in the manner set forth in our bylaws as described above to our principal executive offices at Virtu Financial, Inc., 1633 Broadway, New York, New York 10019, Attn: Secretary.
As required by our bylaws, stockholders should include the name, biographical information and other relevant information relating to the recommended director nominee, including, among other things, information that would

2   NOTE TO DRAFT — ASSUMES JW note: assumes the proxy materials will be mailed and filed on April 26.
2023 Proxy Statement	63

Additional Information
be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our bylaws. Evaluation of any such recommendations is the responsibility of the Nominating and Corporate Governance Committee. In the event of any stockholder recommendations, the Nominating and Corporate Governance Committee will evaluate the persons recommended in the same manner as other candidates.
Stockholder Communications with the Board of Directors

Any stockholder or other interested party may contact our board of directors as a group, our non-employee directors as a group, or any individual director by sending written correspondence to the following address: Virtu Financial, Inc., 1633 Broadway, New York, New York 10019, Attn: Secretary
64	2023 Proxy Statement

General Information
We are making this proxy statement available to our stockholders on or about April 27, 2023 in connection with the solicitation of proxies by our board of directors for the Annual Meeting, which will be held on Tuesday, June 13, 2023 at 9:00 a.m. (Eastern Time) via webcast through the provided link. As a stockholder of Virtu, you are invited to attend the Virtual Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement. Below are answers to common questions stockholders may have about the Annual Meeting. Our fiscal year ends on December 31.
We have four classes of authorized common stock. The Class A common stock and the Class C common stock have one vote per share. The Class B common stock and the Class D common stock have 10 votes per share. Shares of our common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.
The Founder Member, an affiliate of Mr. Vincent Viola, our founder and Chairman Emeritus, and other members of the Viola family, holds all of our issued and outstanding Class D common stock and controls approximately 85% of the combined voting power of our outstanding common stock. As a result, it is able to control any action requiring the general approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws and the approval of any merger or sale of substantially all of our assets.
What information is included in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, the compensation of current directors and certain executive officers for the year ended December 31, 2022, and other information.
What are the Proxy Materials?
The “Proxy Materials” are this proxy statement and our annual report to stockholders, which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Why did I receive a one-page notice in the mail regarding the Internet availability of the Proxy Materials instead of a full set of the Proxy Materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our Proxy Materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the Proxy Materials. Instructions on how to access the Proxy Materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive the Proxy Materials in printed form by mail or electronically by email on an ongoing basis.
What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?
There are four proposals to be voted on at the Annual Meeting:
•
to elect three directors to our board of directors, each to serve as a Class II director for a term of three years expiring at the annual meeting of stockholders to be held in 2026 and until such director’s successor has been duly elected and qualified;

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to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

•
to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

•
to amend and restate the Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

The board of directors recommends that you vote FOR each of the four proposals.
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Our amended and restated bylaws (our “bylaws”) provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote on those matters.
Who may vote at the meeting?
Holders of Class A common stock, Class C common stock and Class D common stock, together as a single class, as of the close of business on April 18, 2023, the Record Date, may vote at the Annual Meeting.
How many votes do I have?
As of the Record Date, there were:
•
95,833,520 shares of Class A common stock outstanding;

•
8,856,531 shares of Class C common stock outstanding; and

•
60,091,740 shares of Class D common stock outstanding.

There are no shares of Class B common stock outstanding.
Holders of Class A common stock are entitled to one vote per share of Class A common stock held as of the Record Date. Holders of Class C common stock are entitled to one vote per share of Class C common stock held as of the Record Date. Holders of Class D common stock are entitled to ten votes per share of Class D common stock held as of the Record Date.
What vote is required for each proposal?
For the election of directors, each director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of “FOR” votes will be elected as directors. We do not have cumulative voting.
The approval, on an advisory basis, of the compensation of our named executive officers, the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, the amendment and restatement of our Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation, and any other proposals that may come before the Annual Meeting will be determined by the affirmative vote of a majority in voting power of shares of stock present or represented by proxy and entitled to vote thereon.
The Founder Member controls approximately 85% of the combined voting power of our outstanding common stock and, as a result, controls any action requiring the general approval of our stockholders, including the election of our board of directors. The Founder Member has informed us that it intends to vote “FOR” the three nominated directors.
How are abstentions and broker non-votes counted?
For the purposes of Proposal 1, abstentions (shares present at the meeting or by proxy that are voted “abstain”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum but have no effect. For the purposes of Proposals 2 and 4, broker non-votes have no effect, and abstentions have the same effect as a vote “against” the proposal. For the purposes of Proposal 3, abstentions have the same effect as a vote “against” the proposal, and broker non-votes are not expected as the proposal is a “routine” proposal.
What constitutes a “quorum”?
The holders of a majority of the voting power of the combined shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock issued, outstanding and entitled to vote, either present or represented by proxy, constitute a quorum.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
•
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a stockholder of record.

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Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker dealer or other similar organization, then you are a beneficial owner of shares held in street name. The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

How do I vote?
•
Vote by Internet. Visit www.proxyvote.com to vote via the Internet. Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.

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Vote by Telephone. Call toll free 1 800 690 6903 in the United States or from foreign countries from any touch tone telephone and follow the instructions. Stockholders of record may submit proxies using any touch tone telephone from within the United States by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial owners may vote using any touch tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

•
Vote by Mail. Stockholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the preaddressed envelopes that will accompany the printed Proxy Materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the preaddressed envelopes accompanying the voting instruction forms. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “How are abstentions and broker non-votes counted?” regarding whether your broker, bank or other holder of record may vote your uninstructed shares on each proposal.

How can I vote my shares in person and participate at the Annual Meeting?
The Annual Meeting will be held in a virtual meeting format only. Stockholders may participate in the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/VIRT2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Can I change my vote after submitting a proxy?
Stockholders of record may revoke their proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked to Virtu Financial, Inc., 1633 Broadway, New York, New York 10019, Attn: Secretary, (ii) submitting a later dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting electronically during the Annual Meeting. If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.
If I hold shares in street name through a broker, can the broker vote my shares for me?
If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain “routine” proposals but cannot vote on other proposals. Proposals 1, 2, and 4 are not considered
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“routine” proposals. Proposal 3 is a “routine” proposal. If you hold shares in street name and do not vote on proposal 1, 2 or 4, your shares will not be voted in respect of those proposals and will be counted as “broker non-votes.”
Who is paying for this proxy solicitation?
We are paying the costs of the solicitation of proxies, which we anticipate will be approximately $10,000. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.
What do I need to do if I want to attend the meeting?
To attend and vote at the virtual Annual Meeting, you will need your 16-digit control number, included in your Notice of Internet Availability, on your proxy card or on the instructions that accompany your proxy materials. You may electronically attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VIRT2023 and using your 16-digit control number to enter the meeting.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
Where can I find voting results?
Final voting results from the Annual Meeting will be filed with the SEC on a Current Report on Form 8-K on or before the fourth business day after the Annual Meeting concludes.
I share an address with another stockholder. Why did we receive only one set of Proxy Materials?
We may satisfy SEC rules regarding delivery of our Proxy Materials, including our proxy statement, or delivery of the Notice of Internet Availability of Proxy Materials by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” We have delivered only one set of the Proxy Materials or one Notice of Internet Availability of Proxy Materials, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. We undertake to promptly deliver, upon written or oral request, a separate copy of our proxy statement, our annual report including our Form 10-K for the fiscal year ended December 31, 2022, and/or our Notice of Internet Availability of Proxy Materials, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered, or to deliver a single copy in lieu of multiple copies to a single household if preferred. To make such a request, please follow the instructions on our Notice of Internet Availability of Proxy Materials.
If your shares are held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our annual report including our Form 10-K for the fiscal year ended December 31, 2022, and/or our Notice of Internet Availability of Proxy Materials, either now or in the future, please contact your brokerage firm or bank. If your brokerage firm or bank is unable or unwilling to assist you, please contact our Investor Relations department at our executive office by calling (212) 418-0100. Stockholders sharing an address may request to opt in to or opt out of “householding” either now or in the future, by contacting our Investor Relations department at our executive office by calling (212) 418-0100.
May I ask questions at the Annual Meeting?
Yes. Stockholders will have the same opportunity to participate at the virtual Annual Meeting as they would at an annual meeting of the Company held in person. Stockholders may submit questions live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/VIRT2023, typing a question into the “Ask a Question” field, and clicking “Submit.” Only questions submitted by stockholders on subjects pertinent to meeting matters will be answered during the meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/VIRT2023.
May guests attend the Annual Meeting?
Yes. A webcast of the Annual Meeting will also be available to the general public at the following link: www.virtualshareholdermeeting.com/VIRT2023. Select “Other Stockholders/Guests” to enter the meeting. Please note that guests will not have the ability to ask questions or vote during the meeting.
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Whom should I contact if I have additional questions?
You can contact our Investor Relations department at our executive office at (212) 418-0100. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These filings are available on the Investor Relations page of our corporate website at www.virtu.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules and amendments thereto filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Virtu Financial, Inc.
Attn: Investor Relations
1633 Broadway
New York, New York 10019
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Appendix A: Second Amended and Restated Certificate of Incorporation
of Virtu Financial, Inc.
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
of
VIRTU FINANCIAL, INC.
(Pursuant to Section 242 and 245 of
the General Corporation Law of the State of Delaware)
Virtu Financial, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
FIRST: The name of the Corporation is Virtu Financial, Inc. The date of filing of its original certificate of incorporation (the “Original Certificate of Incorporation”) with the Secretary of State of the State of Delaware was October 17, 2013.
SECOND: The Original Certificate of Incorporation was last amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 15, 2015.
~~SECOND~~THIRD: This second Amended and Restated Certificate of Incorporation (this “Amended Certificate of Incorporation”) amends and restates in its entirety the Corporation’s certificate of incorporation as currently in effect and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (as from time to time in effect, the “General Corporation Law”), by written consent of the holders of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law.
~~THIRD~~FOURTH: This Amended Certificate of Incorporation amends and restates in its entirety the original certificate of incorporation of the Corporation to read as follows:
1.   Name.   The name of the Corporation is Virtu Financial, Inc.
2.   Address; Registered Office and Agent.   The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.
3.   Purposes.   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
4.   Number of Shares.
4.1   The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,490,000,000 shares, consisting of:
(i)   1,440,000,000 shares of common stock, divided into (a) 1,000,000,000 shares of Class A common stock, with the par value of $0.00001 per share (the “Class A Common Stock”), (b) 175,000,000 shares of Class B common stock, with the par value of $0.00001 per share (the “Class B Common Stock” and, together with Class A Common Stock, the “Economic Common Stock”), (c) 90,000,000 shares of Class C common stock, with the par value of $0.00001 per share (the “Class C Common Stock”), and (d) 175,000,000 shares of Class D common stock, with the par value of $0.00001 per share (the “Class D Common Stock” and, together with the Class C Common Stock, the “Non-Economic Common Stock” and collectively with the
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Class A Common Stock, the Class B Common Stock and the Class C Common Stock, the “Common Stock”); and (ii) 50,000,000 shares of preferred stock, with the par value of $0.00001 per share (the “Preferred Stock”).
4.2   Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus:
(i)   in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (x) the conversion of all shares of Class B Common Stock issuable as described in clause (ii) below, (y) the exchange of all outstanding shares of Class C Common Stock and all shares of Class C Common Stock issuable as described in clause (iii) below, together with the corresponding Common Units constituting the remainder of any Class C Paired Interests in which such shares are included, pursuant to Section 2.01 of the Exchange Agreement and (z) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock;
(ii)   in the case of Class B Common Stock, the number of shares of Class B Common Stock issuable in connection with (x) the exchange of all outstanding shares of Class D Common Stock and all shares of Class D Common Stock issuable as described in clause (iv) below, together with the corresponding Common Units constituting the remainder of any Class D Paired Interests in which such shares are included, pursuant to Section 2.01 of the Exchange Agreement and (y) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock;
(iii)   in the case of Class C Common Stock, the number of shares of Class C Common Stock issuable in connection with (x)the conversion of all outstanding shares of Class D Common Stock, (y) the conversion of all shares of Class D Common Stock issuable as described in clause (iv) below and (z) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class C Common Stock; and
(iv)   in the case of Class D Common Stock, the number of shares of Class D Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class D Common Stock.
5.   Classes of Shares.   The designation, relative rights, preferences and limitations of the shares of each class of stock are as follows:
5.1   Common Stock.
(i)   Voting Rights.
(1)   Each holder of Class A Common Stock or Class C Common Stock, as such, will be entitled to one vote for each share of Class A Common Stock or Class C Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and each holder of Class B Common Stock or Class D Common Stock, as such, will be entitled to ten votes for each share of Class B Common Stock or Class D Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law and subject to Section 5.1(i)(2), holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Amended Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Amended Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the General Corporation Law.
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(2)   (a) The holders of the outstanding shares of Class A Common Stock and Class C Common Stock, voting together as a single class, shall be entitled to vote separately upon any amendment to this Amended Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences, or special rights of such classes of Common Stock in a manner that is disproportionately adverse as compared to the Class B Common Stock or Class D Common Stock and (b) the holders of the outstanding shares of Class B Common Stock and Class D Common Stock, voting together as a single class, shall be entitled to vote separately upon any amendment to this Amended Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences, or special rights of such classes of Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock or Class C Common Stock, it being understood that any merger, consolidation or other business combination shall not be deemed an amendment hereof if such merger, consolidation or other business combination (x) constitutes a Disposition Event in which holders of Paired Interests are required to exchange such Paired Interests pursuant to Section 2.03 of the Exchange Agreement in such Disposition Event and receive consideration in such Disposition Event in accordance with the terms of the Exchange Agreement as in effect prior to such Disposition Event or (y) would be permitted by Section 5.1(iv).
(3)   Except as otherwise required in this Amended Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).
(ii)   Dividends; Stock Splits or Combinations.
(1)   Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Economic Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Economic Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the board of directors of the Corporation (the “Board”) in its discretion may determine.
(2)   Dividends of cash or property may not be declared or paid on the Class A Common Stock unless a dividend of the same amount and same type of cash or property (or combination thereof) is concurrently declared or paid on the Class B Common Stock. Dividends of cash or property may not be declared or paid on the Class B Common Stock unless a dividend of the same amount and same type of cash or property (or combination thereof) is concurrently declared or paid on the Class A Common Stock.
(3)   Except as provided in Section 5.1 (ii)(4) with respect to stock dividends, dividends of cash or property may not be declared or paid on the Non-Economic Common Stock.
(4)   In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless (a) a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner and (b) the Stock Adjustment has been reflected in the same economically equivalent manner on all Common Units. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.
(5)   Notwithstanding anything to the contrary, if a dividend in the form of capital stock of a subsidiary of the Corporation is declared or paid on the Class A Common Stock and the Class B Common Stock, the relative per share voting rights of the capital stock of such subsidiary so distributed in respect of the Class A Common Stock and the Class B Common Stock shall be in the same proportion as the relative voting rights of a share of Class A Common Stock and a share of Class B Common Stock.
(iii)   Liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding
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shares of Economic Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Economic Common Stock. Without limiting the rights of the holders of Non-Economic Common Stock to exchange their shares of Non-Economic Common Stock, together with the corresponding Common Units constituting the remainder of any Paired Interests in which such shares are included, for shares of Economic Common Stock in accordance with Section 2.01 of the Exchange Agreement (or for the consideration payable in respect of shares of Economic Common Stock in such voluntary or involuntary liquidation, dissolution or winding up), the holders of shares of Non-Economic Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
(iv)   Merger, Consolidation, Tender or Exchange Offer.   Except as expressly provided in this Article 5, the Economic Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, and the Non-Economic Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical as to all matters. Without limiting the generality of the foregoing, (1) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of the Class B Common Stock, and the holders of the Class C Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration (if any) as the holders of the Class D Common Stock and the holders of the Class C Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration (if any) on a per share basis as the holders of the Class D Common Stock and (2) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class B Common Stock, and the holders of the Class C Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration (if any) as the holders of the Class D Common Stock and the holders of the Class C Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration (if any) on a per share basis as the holders of the Class D Common Stock; provided that, for the purposes of the foregoing clauses (1) and (2) and notwithstanding the first sentence of this Section 5.1(iv), (i) in the event any such consideration includes securities, (I) the consideration payable to holders of Class A Common Stock shall be deemed the same form of consideration and at least the same amount of consideration on a per share basis as the holders of Class B Common Stock on a per share basis if the only difference in the per share distribution to the holders of Class B Common Stock is that the securities distributed to such holders have not more than ten times the voting power of any securities distributed to the holder of a share of Class A Common Stock and (II) the consideration payable to holders of Class D Common Stock shall be deemed the same form of consideration and at least the same amount of consideration on a per share basis as the holders of Class C Common Stock on a per share basis if the only difference in the per share distribution to the holders of Class D Common Stock is that the securities distributed to such holders have not more than ten times the voting power of any securities distributed to the holder of a share of Class C Common Stock (in each case, so long as such securities issued to the holders of Class B Common Stock or the Class D Common Stock, as the case may be, remain subject to automatic conversion on terms no more favorable to such holders than those set forth in Section 6.2) and (ii) payments under or in respect of the tax receivable or similar agreement entered by the Corporation from time to time with any holders of Common Stock and/or securities of Virtu Financial shall not be considered part of the consideration payable in respect of any share of Common Stock.
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5.2   Preferred Stock.   Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other Person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any Person or group of Persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.
6.   Conversion and Exchange of Shares.
6.1   Voluntary Conversion of Class B Common Stock and Class D Common Stock.
(i)   Each share of Class B Common Stock or Class D Common Stock may be converted into one fully paid and non-assessable share of Class A Common Stock or Class C Common Stock, respectively, at any time at the option of the holder of such share of Class B Common Stock or Class D Common Stock. In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock or Class D Common Stock to be converted shall present and surrender the certificate or certificates representing such shares (if certificated) during usual business hours at the principal executive offices of the Corporation or, if any agent for the registration or transfer of shares of Class B Common Stock or Class D Common Stock is then duly appointed and acting (the “Class B Transfer Agent” and the “Class D Transfer Agent,” respectively), at the office of the Class B Transfer Agent or Class D Transfer Agent, as applicable, accompanied by written notice that the holder elects to convert the shares of Class B Common Stock or Class D Common Stock, as applicable, represented by such certificate or certificates, to the extent specified in such notice. If required by the Corporation, any certificate for shares of Class B Common Stock or Class D Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation and the Class B Transfer Agent or Class D Transfer Agent, as applicable, duly executed by the holder of such shares or such holder’s duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender of the certificate or certificates representing such shares of Class B Common Stock or Class D Common Stock as aforesaid and in any event within three (3) days of the receipt of such notice and certificates, if such shares are certificated, the Corporation shall issue and deliver at such office to such holder, or on such holder’s written order, a certificate or certificates for the number of full shares of Class A Common Stock or Class C Common Stock, as applicable, (if certificated) issuable upon the conversion of such shares. To the extent such shares of Class B Common Stock or Class D Common Stock as aforesaid are settled through the facilities of The Depository Trust Company, the Corporation shall, upon such holder’s written order, issue and deliver the number of full shares
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of Class A Common Stock or Class C Common Stock, as applicable, issuable upon the conversion of such shares through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such holder. Each conversion of shares of Class B Common Stock or Class D Common Stock shall be deemed to have been effected on (i) the date on which such notice shall have been received by the Corporation, the Class B Transfer Agent or the Class D Transfer Agent, as applicable (subject to receipt by the Corporation, the Class B Transfer Agent or the Class D Transfer Agent, as applicable, within five (5) Business Days thereafter of any required instruments of transfer as aforesaid), or (ii) such later date specified in or pursuant to such notice, and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock or Class C Common Stock shall be issuable upon such conversion as aforesaid shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.
(ii)   Notwithstanding anything in this Section 6.1 to the contrary, any holder may withdraw or amend a notice of conversion, in whole or in part, prior to the effectiveness of the conversion, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the date of the conversion (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Corporation, the Class B Transfer Agent or the Class D Transfer Agent, as applicable, specifying (1) if applicable, the certificate numbers of the withdrawn shares of Class B Common Stock or Class D Common Stock, (2) if any, the number of shares of Class B Common Stock or Class D Common Stock as to which the notice of conversion remains in effect and (3) if the holder so determines, a new conversion date or any other new or revised information permitted in a notice of conversion. A notice of conversion may specify that the conversion is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of the Class A Common Stock or Class C Common Stock into which the Class B Common Stock or Class D Common Stock, respectively, is convertible, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Class A Common Stock or Class C Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property.
6.2   Automatic Conversion of Class B Common Stock and Class D Common Stock.
(i)   Each outstanding share of Class B Common Stock or Class D Common Stock will, automatically and without further action on the part of the Corporation or any holder of Class B Common Stock or Class D Common Stock, convert into one fully paid and non-assessable share of Class A Common Stock or Class C Common Stock, respectively, (a) immediately prior to any Transfer of such Class B Common Stock or Class D Common Stock, as applicable, by the initial registered holder thereof, other than a Transfer to any Permitted Transferee or (b) upon the occurrence of the Triggering Event. Upon any conversion pursuant to this Section 6.2, the certificate or certificates that represented immediately prior thereto the shares of Class B Common Stock or Class D Common Stock that were so converted, automatically and without further action, shall represent the same number of shares of Class A Common Stock or Class C Common Stock, respectively, without the need for surrender or exchange thereof. As promptly as practicable following a conversion pursuant to this Section 6.2, the Corporation shall deliver or cause to be delivered to any holder whose shares of Class B Common Stock or Class D Common Stock have been converted as a result of such conversion the number of shares of Class A Common Stock or Class C Common Stock deliverable upon such conversion, as applicable, registered in the name of such holder. To the extent such shares are settled through the facilities of The Depository Trust Company, the Corporation will, upon the written instruction of such holder, deliver the shares of Class A Common Stock or Class C Common Stock deliverable to such holder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such holder. Each share of Class B Common Stock and Class D Common Stock that is converted pursuant to this Section 6.2 shall thereupon be retired by the Corporation and shall not be available for reissuance.
(ii)   The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock and Class D Common Stock and the general administration of its multi-class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common Stock or Class D Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to
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verify the ownership of Class B Common Stock or Class D Common Stock, as applicable, and to confirm that a conversion to Class A Common Stock or Class C Common Stock, respectively has not occurred.
6.3   Unconverted Shares.   If less than all of the shares of Class B Common Stock or Class D Common Stock evidenced by a certificate or certificates surrendered to the Corporation are converted, the Corporation shall execute and deliver to, or upon the written order of, the holder of such certificate or certificates a new certificate or certificates evidencing the number of shares of Common Stock which are not converted without charge to the holder.
6.4   No Conversion Rights of Class A Common Stock and Class C Common Stock.   The Class A Common Stock and Class C Common Stock shall not have any conversion rights.
6.5   Reservation of Shares of Class A Common Stock for Conversion Right.   The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purposes of conversions of Class B Common Stock, the number of shares of Class A Common Stock that are issuable upon conversion of all outstanding shares of Class B Common Stock, including any shares of Class B Common Stock issuable upon the exchange of all outstanding shares of Class D Common Stock, together with the corresponding Common Units constituting the remainder of any Class D Paired Interests in which such shares are included, pursuant to Section 2.01 of the Exchange Agreement. The Corporation covenants that all the shares of Class A Common Stock that are issued upon conversion of such Class B Common Stock will, upon issuance, be validly issued, fully paid and non-assessable.
6.6   Reservation of Shares of Class C Common Stock for Conversion Right.   The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class C Common Stock, solely for the purposes of conversions of Class D Common Stock, the number of shares of Class C Common Stock that are issuable upon conversion of all outstanding shares of Class D Common Stock. The Corporation covenants that all the shares of Class C Common Stock that are issued upon conversion of Class D Common Stock will, upon issuance, be validly issued, fully paid and non-assessable.
6.7   Retirement of Non-Economic Common Stock.   In the event that no Class D Paired Interests remain exchangeable for shares of Class B Common Stock, the Class D Common Stock will be transferred to the Corporation and thereupon shall be retired. In the event that no Class C Paired Interests remain exchangeable for shares of Class A Common Stock, the Class C Common Stock will be transferred to the Corporation and thereupon shall be retired. In the event that any outstanding share of Non-Economic Common Stock shall cease to be held by a holder of Common Units, such share shall automatically and without further action on the part of the Corporation or its holder be transferred to the Corporation and thereupon shall be retired and cease to be outstanding and may not be reissued by the Corporation.
6.8   Distributions with Respect to Converted Shares.   No conversion pursuant to this Article 6 shall impair the right of the converting stockholder to receive any dividends or other distributions payable on shares so converted in respect of a record date that occurs prior to the effective date for such conversion. For the avoidance of doubt, no converting stockholder shall be entitled to receive, in respect of a single record date, dividends or other distributions both on shares that are converted by such stockholder and on shares received by such stockholder in such conversion.
6.9   Exchange of Class C Common Stock and Class D Common Stock.   Shares of Class C Common Stock or Class D Common Stock may be exchanged, together with the corresponding Common Units constituting the remainder of any Class C Paired Interests or Class D Paired Interests in which such shares are included, as applicable, at any time and from time to time for shares of Class A Common Stock or Class B Common Stock, respectively, in accordance with Section 2.01 of the Exchange Agreement.
6.10   Taxes.   The issuance of shares of Economic Common Stock upon the exercise by holders of shares of Non-Economic Common Stock of their right under Section 2.01 of the Exchange Agreement to exchange Paired Interests will be made without charge to the holders of the shares of Non-Economic Common Stock for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Economic Common Stock are to be issued in a name other than that of the then record holder of the shares of Non-Economic Common Stock being exchanged (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder), then such holder and/or the Person in whose name such shares are to
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be delivered, shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.
7.   Board of Directors.
7.1   Number of Directors.
(i)   The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the Amended and Restated By-laws of the Corporation (as such By-laws may be amended from time to time, the “By-laws’”) shall so require, the election of the directors of the Corporation (the “Directors’”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 5.2 of this Amended Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall be not less than three (3) nor more than twenty (20), with the then authorized number of Directors being fixed from time to time by the Board.
(ii)   During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 5.2 (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock, and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.
7.2   Staggered Board.   The Board (other than Preferred Stock Directors) shall be divided into three (3) classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I Directors shall initially serve until the first annual meeting of stockholders following the effectiveness of this Amended Certificate of Incorporation; Class II Directors shall initially serve until the second annual meeting of stockholders following the effectiveness hereof; and Class III Directors shall initially serve until the third annual meeting of stockholders following the effectiveness hereof. Commencing with the first annual meeting of stockholders following the effectiveness hereof, each Director of each class the term of which shall then expire shall be elected to hold office for a three-year term and until such Director’s successor has been duly elected and qualified. In case of any increase or decrease, from time to time, in the number of Directors (other than Preferred Stock Directors), the number of Directors in each class shall be apportioned as nearly equal as possible. The Board is authorized to assign members of the Board already holding office to Class I, Class II and Class III.
7.3   Vacancies and Newly Created Directorships.   Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding and subject to obtaining any required stockholder votes or consents under the Stockholders Agreement, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board or, prior to the Triggering Event, by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen and until his or her successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.
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7.4   Removal of Directors.   Except for Preferred Stock Directors and subject to obtaining any required stockholder votes or consents under the Stockholders Agreement, any Director or the entire Board may be removed from office at any time, but only for cause by the affirmative vote of the holders of seventy-five percent (75%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class; provided, however, that prior to the Triggering Event, any Director may be removed with or without cause by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.
8.   Meetings of Stockholders.
8.1   Action by Written Consent.   From and after the Triggering Event, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to the Triggering Event, any action required or permitted to be taken by the stockholders of the Corporation may be effected by the consent in writing of the holders of a majority of the total voting power of the Corporation entitled to vote thereon, voting together as a single class in lieu of a duly called annual or special meeting of stockholders.
8.2   Special Meetings of Stockholders.   Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by or at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of Directors that the Corporation would have if there were no vacancies or (ii) by or at the direction of the Chairman, the Vice Chairman or the Chief Executive Officer. In addition, prior to the Triggering Event, special meetings of stockholders of the Corporation may be called by the Secretary of the Corporation at the request of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
8.3   Election of Directors by Written Ballot.   Unless and except to the extent that the By-laws shall so require, the election of the Directors need not be by written ballot.
9.   Business Combinations.
9.1   Section 203 of the General Corporation Law.   The Corporation will not be subject to the provisions of Section 203 of the General Corporation Law.
9.2   Limitations on Business Combinations.   Notwithstanding Section 9.1, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Class A Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:
(i)   prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or
(ii)   upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five (85)% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are Directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
(iii)   at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
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9.3   Definitions.   For purposes of this Article 9:
(i)   “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
(ii)   “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty-percent (20%) or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a twenty-percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(iii)   “business combination,” when used in reference to the Corporation and any interested stockholder, means:
(1)   any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 9.2 is not applicable to the surviving entity;
(2)   any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(3)   any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the General Corporation Law; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (3) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(4)   any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
(5)   any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (1)-(4) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(iv)   “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person
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who is the owner of twenty percent (20%) or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article 9, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(v)   “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (a) the Principal Stockholders or Principal Stockholder transferees or (b) any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person specified in this clause (b) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(vi)   “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
(1)   beneficially owns such stock, directly or indirectly; or
(2)   has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or
(3)   has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
(vii) “person” means any individual, corporation, partnership, unincorporated association or other entity.
(viii)   “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
(ix)   “Principal Stockholder transferee” means any Person who acquires voting stock of the Corporation from a Principal Stockholder (other than in connection with a public offering) and who is designated in writing by such Principal Stockholder as a “Principal Stockholder transferee.”
(x)   “voting stock” means stock of any class or series entitled to vote generally in the election of directors.
10.   Corporate Opportunities.
10.1   Certain Acknowledgement.   In recognition and anticipation that, subject to certain contractual commitments entered into with the Corporation and/or its subsidiaries, (i) certain directors, principals, officers, employees and/or other representatives of investment funds or vehicles affiliated with the Principal
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Stockholders and their respective Affiliates may serve as directors, officers or agents of the Corporation or any of its subsidiaries, (ii) the Principal Stockholders and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) certain members of the Board who are not officers or employees of the Corporation (other than Mr. Vincent Viola) (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article 10 are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Principal Stockholders, certain of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its Directors, officers and stockholders in connection therewith.
10.2   Scope.   The Corporation waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to the Corporation, to the Principal Stockholders, any Directors or any of their respective Affiliates; provided that the foregoing waiver shall not apply to Directors (other than Mr. Viola) that are officers of the Corporation and/or any of its subsidiaries (each Person entitled such waiver, an “Exempted Person”). To the maximum extent permitted by law, except to the extent otherwise provided in any agreement between an Exempted Person and the Corporation and/or any of its subsidiaries, no Exempted Person shall have any obligation to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation or any of its Affiliates or developing or marketing any products or services that compete, directly or indirectly, with those of the Corporation or any of its Affiliates today or in which the Corporation or any of its Affiliates proposes to engage or develop, (ii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or any of its Affiliates or (iii) doing business with any client or customer of the Corporation or any of its Affiliates (each of the activities referred to in clauses (i)-(iii) above, a “Specified Activity”). The Corporation renounces any interest or expectancy in, or in being offered an opportunity to participate in, any Specified Activity that may be presented to or become known to any Exempted Person. Notwithstanding anything to the contrary in this Article 10, no Exempted Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Exempted Person engages in any of the Specified Activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Exempted Person and the Corporation or any of its Affiliates, except as provided in Section 10.3 hereof. Subject to Section 10.3, in the event that any Exempted Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Exempted Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Exempted Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person. For the avoidance of doubt, subject to certain contractual commitments entered into with the Corporation and/or its subsidiaries, Mr. Douglas A. Cifu shall be permitted to become engaged in, or provide services to, any other business or activity, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, in which Mr. Viola is engaged as of the date hereof or permitted to become engaged in, to the extent that Mr. Cifu’s level of participation in such businesses or activities are consistent with his participation in such businesses and activities as the date hereof.
10.3   Allocation of Corporate Opportunities.   Notwithstanding anything in Section 10.2 to the contrary, the Corporation does not renounce its interest in any corporate opportunity offered to any Director who serves as an officer of the Corporation (other than Mr. Viola and, to the extent permitted by the last sentence of Section 10.2, Mr. Cifu).
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10.4   Certain Matters Deemed Not Corporate Opportunities.   In addition to and notwithstanding the foregoing provisions of this Article 10, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.
10.5   Amendment of this Article.   No amendment or repeal of this Article 10 in accordance with the provisions of Article 14 shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware or otherwise relies on the protection afforded to such Exempted Person prior to such amendment or repeal. This Article 10 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Director or officer of the Corporation under this Amended Certificate of Incorporation, the By-laws or applicable law.
10.6   Notice of this Article.   To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 10.
10.7   Certain Definitions.   For purposes of this Article 10:
(i) “Corporation” means the Corporation, any of its subsidiaries (including Virtu Financial and its subsidiaries) and/or any of its Affiliates; and
(ii)   “Affiliate” means (a) in respect of the Principal Stockholders, any Person that, directly or indirectly, is controlled by the Principal Stockholders, controls the Principal Stockholders or is under common control with the Principal Stockholders and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation); provided, that (i) the Viola Entities shall not be deemed “Affiliates” of the Silver Lake Entities and vice versa, (ii) the Viola Entities shall not be deemed “Affiliates” of the Temasek Entities and vice versa and (iii) the Silver Lake Entities shall not be deemed “Affiliates” of the Temasek Entities and vice versa, (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.
11.   Limitation of Liability.
11.1   To the fullest extent permitted under the General Corporation Law, as amended from time to time, no Director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer of the Corporation.
11.2   Any amendment or repeal of Section 11.1 shall not adversely affect any right or protection of a Director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.
12.   Indemnification
12.1   Right to Indemnification.   The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person (a “Covered Person”) who was or is a party or is threatened to be made a party to or otherwise involved any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 12.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.
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12.2   Prepayment of Expenses.   To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 12 or otherwise.
12.3   Claims.   If a claim for indemnification or advancement of expenses under this Article 12 is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, such Person has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including by its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including by its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that such Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit.
12.4   Nonexclusivity of Rights.   The rights conferred on any Covered Person by this Article 12 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Amended Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested Directors or otherwise.
12.5   Other Sources.   Subject to Section 12.6, Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.
12.6   Indemnitor of First Resort.   In all events, (i) the Corporation hereby agrees that it is the indemnitor of first resort (i.e. its obligation to a Covered Person to provide advancement and/or indemnification to such Covered Person are primary and any obligation of any Principal Stockholder (including any Affiliate thereof other than the Corporation) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of any Principal Stockholder to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Covered Person are secondary and (ii) if any Principal Stockholder (or any Affiliate thereof, other than the Corporation) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with such Covered Person, then (x) such Principal Stockholder (or such Affiliate, as the case may be), as the case may be, shall be fully subrogated to all rights of such Covered Person with respect to such payment and (y) the Corporation shall fully indemnify, reimburse and hold harmless such Principal Stockholder (or such other Affiliate), as the case may be, for all such payments actually made by such Principal Stockholder (or such other Affiliate).
12.7   Amendment or Repeal.   Any amendment or repeal of the foregoing provisions of this Article 12 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.
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12.8   Other Indemnification and Prepayment of Expenses.   This Article 12 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to Persons other than Covered Persons when and as authorized by appropriate corporate action.
12.9   Reliance.   Covered Persons who after the date of the adoption of this provision become or remain a Covered Person described in Article 12 will be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 12 in entering into or continuing the service. The rights to indemnification and to the advance of expenses conferred in this Article 12 will apply to claims made against any Covered Person described in Article 12 arising out of acts or omissions in respect of the Corporation or one of its subsidiaries that occurred or occur both prior and subsequent to the adoption hereof. The rights conferred upon Covered Persons in this Article 12 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a Director or officer and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 12 that adversely affects any right of a Covered Person or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
12.10   Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.
13.   Adoption, Amendment or Repeal of By-Laws.   In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to make, alter, amend or repeal the By-laws subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the By-laws; provided, that with respect to the powers of stockholders entitled to vote with respect thereto to make, alter, amend or repeal the By-laws, from and after the Triggering Event, in addition to any other vote otherwise required by law, the affirmative vote of the holders of seventy-five percent (75%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to make, alter, amend or repeal the By-laws.
14.   Adoption, Amendment and Repeal of Certificate.   Subject to Article 5, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporate Law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Amended Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to this reservation. Notwithstanding anything to the contrary contained in this Amended Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Sections 7.2, 7.3 and 7.4 of Article 7, Section 8.1 and 8.2 of Article 8 or Article 9, 10, 13, 14 or 15 may be altered, amended or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required by this Amended Certificate of Incorporation or otherwise required by law, (i) prior to the Triggering Event, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, and (ii) from and after the Triggering Event, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of seventy-five percent (75%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at a meeting of the stockholders called for that purpose.
15.   Forum for Adjudication of Disputes.   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law or (d) any action asserting a claim governed by the internal affairs doctrine. Any Person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of consent to the provision of this Article 15.
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16.   Severability.   If any provision or provisions of this Amended Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.
17.   Definitions.   As used in this Amended Certificate of Incorporation, unless the context otherwise requires or as set forth in another Article or Section of this Amended Certificate of Incorporation, the term:
(a)   “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation or any rights conferred on such stockholder pursuant to the Stockholders Agreement (including any representatives of such stockholder serving on the Board).
(b)   “Amended Certificate of Incorporation” is defined in the recitals.
(c)   “Board” is defined in Section 5.1(ii)(1).
(d)   “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.
(e)   “By-laws” is defined in Section 7.1.
(f)   “Chairman” means the Chairman of the Board.
(g)   “Chief Executive Officer” means the Chief Executive Officer of the Corporation.
(h)   “Class A Common Stock” is defined in Section 4.1.
(i)   “Class B Common Stock” is defined in Section 4.1.
(j)   “Class B Transfer Agent” is defined in Section 6.1(i).
(k)   “Class C Common Stock” is defined in Section 4.1.
(l)   “Class C Paired Interest” means one Common Unit together with one share of Class C Common Stock, subject to adjustment pursuant to Section 2.02(a) of the Exchange Agreement.
(m)   “Class D Common Stock” is defined in Section 4.1.
(n)   “Class D Paired Interest” means one Common Unit together with one share of Class D Common Stock, subject to adjustment pursuant to Section 2.02(b) of the Exchange Agreement.
(o)   “Class D Transfer Agent” is defined in Section 6.1(i).
(p)   “Common Stock” is defined in Section 4.1.
(q)   “Common Unit” means a non-voting common interest unit of Virtu Financial.
(r)   “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
(s)   “Corporation” means Virtu Financial, Inc.
(t)   “Covered Person” is defined in Section 12.1.
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(u)   “Director” is defined in Section 7.1.
(v)   “Disposition Event” means any merger, consolidation or other business combination of the Corporation, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer), unless, following such transaction, all or substantially all of the holders of the voting power of all outstanding classes of Common Stock and series of Preferred Stock that are generally entitled to vote in the election of Directors prior to such transaction or series of transactions, continue to hold a majority of the voting power of the surviving entity (or its parent) resulting from such transaction or series of transactions in substantially the same proportions as immediately prior to such transaction or series of transactions.
(w)   “Economic Common Stock” is defined in Section 4.1.
(x)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor law or statute, together with the rules and regulations promulgated thereunder.
(y)   “Exchange Agreement” means the Exchange Agreement, dated as of April 15, 2015, by and among Virtu Financial, the Corporation and the holders of Common Units and shares of Class C Common Stock and Class D Common Stock, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.
(z)   “Exempted Person” is defined in Section 10.2.
(aa) “Family Member” shall mean with respect to any natural person, the spouse, parents, grandparents, lineal descendants, siblings of such person or such person’s spouse, and lineal descendants of siblings of such person or such person’s spouse. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.
(bb) “General Corporation Law” is defined in the recitals.
(cc) “Non-Economic Common Stock” is defined in Section 4.1.
(dd) “Paired Interest” means one Class C Paired Interest or one Class D Paired Interest.
(ee) “Permitted Transferees” means, with respect to any Viola Equityholder, (i) Mr. Vincent Viola or any of his Family Members or any trust, family-partnership or estate-planning vehicle so long as Mr. Viola and/or his Family Members are the sole economic beneficiaries thereof, (ii) any corporation, limited liability company, partnership or other entity of which all of the economic beneficial ownership thereof belongs to Mr. Viola, his Family Members or any trust, family-partnership or estate-planning vehicle whose economic beneficiaries consist solely of Mr. Viola and/or his Family Members, (iii) a charitable institution controlled by Mr. Viola and/or his Family Members, (iv) an individual mandated under a qualified domestic relations order and (v) a legal or personal representative of Viola Equityholder and/or his Family Members in the event of the death or disability thereof.
(ff)   “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
(gg) “Preferred Stock” is defined in Section 4.1.
(hh) “Preferred Stock Directors” is defined in Section 7.1.
(ii)   “Principal Stockholders” means the Viola Entities, the Silver Lake Entities and the Temasek Entities.
(jj)   (jj) “Proceeding” is defined in Section 12.1.
(kk) “Silver Lake Entities” means any investment funds managed, sponsored, controlled or advised by Silver Lake Group L.L.C. and their respective successors and Affiliates.
(ll)   “Specified Activity” is defined in Section 10.2.
(mm)   “Stock Adjustment” is defined in Section 5.1(ii)(4).
(nn)   “Stockholders Agreement” means the Stockholders Agreement, dated April 15, 2015, by and among the Corporation, TJMT Holdings LLC, Vincent Viola, SLP III EW Feeder I, L.P., SLP Virtu Investors, LLC, Silver Lake Technology Associates III, L.P. and the other persons party thereto or that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.
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(oo)   “Temasek Entities” means Havelock Fund Investments Pte Ltd., Temasek Holdings (Private) Limited (“Temasek Holdings”) and Temasek Holdings’ direct and indirect wholly owned subsidiaries the boards of directors or equivalent governing bodies of which comprise solely nominees or employees of (i) Temasek Holdings, (ii) Temasek Pte Ltd. (a wholly owned subsidiary of Temasek Holdings) and/or (iii) wholly owned direct and indirect subsidiaries of Temasek Pte Ltd.
(pp)   “Transfer” of a share of Class B Common Stock or Class D Common Stock means, directly or indirectly, any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance of such share or any legal or beneficial interest in such share, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of law; provided, however, that the following shall not be considered a “Transfer”: (i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at annual or special meetings of stockholders or in connection with any action by written consent of the stockholders solicited by the Board (at such times as action by written consent of stockholders is permitted under this Amended Certificate of Incorporation); (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with the Corporation and/or its stockholders that (x) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (y) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (z) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; (iii) entering into a customary voting or support agreement (with or without granting a proxy) in connection with any merger, consolidation or other business combination of the Corporation, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer); (iv) the pledge of shares of capital stock of the Corporation by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such stockholder continues to exercise sole voting control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” or (v) the fact that the spouse of any holder of Class B Common Stock or Class D Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock or Class D Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock or Class D Common Stock.
(qq)   “Triggering Event” means the first date on which Viola Equityholders cease collectively to beneficially own (as such term is defined in Rule 13d-3 and Rule l3d-5 under the Exchange Act) shares representing at least twenty-five percent (25%) of the issued and outstanding shares of Common Stock.
(rr)   “Vice Chairman” means the Vice Chairman of the Board.
(ss)   “Viola Entities” means Mr. Vincent Viola, TJMT Holdings LLC and any of their respective successors and Affiliates.
(tt)   “Viola Equityholders” means TJMT Holdings LLC and any Permitted Transferee of a Viola Equityholder that owns shares of Common Stock.
(uu)   “Virtu Financial” means Virtu Financial LLC, a Delaware limited liability company, or any successor thereto.
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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of Virtu Financial, Inc. has been duly executed by the authorized officer below this ~~15~~[•] day of April, 20~~15~~23.
VIRTU FINANCIAL, INC.
By:
~~/s/ Douglas A. Cifu~~

~~Name: Douglas A. Cifu~~
~~Title: Chief Executive Officer~~
[Signature Page to Amended and Restated Certificate of Incorporation]
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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V15470-P93085 Nominees: 01) Douglas A. Cifu 02) Joseph J. Grano, Jr. 03) Joanne M. Minieri 2. Advisory Vote to Approve Compensation of Named Executive Officers. The Board of Directors recommends you vote FOR the following proposals: 3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2023. 4. Proposal to approve an amendment to the Virtu Financial, Inc. Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any postponement(s) and adjournment(s) thereof. ! ! ! 1. Election of Directors For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! VIRTU FINANCIAL, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: VIRTU FINANCIAL, INC. 1633 BROADWAY NEW YORK, NY 10019 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 12, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VIRT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 12, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V15471-P93085 VIRTU FINANCIAL, INC. Annual Meeting of Stockholders June 13, 2023 9:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Douglas Cifu and Sean Galvin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIRTU FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, ET on June 13, 2023 held virtually at www.virtualshareholdermeeting.com/VIRT2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side